Exhibit 4.2

CITY NATIONAL BANK

401(k) PLAN

TABLE OF CONTENTS

I.	DEFINITIONS:		2
	A.	Terms Defined in This Article I	2

II.	PARTICIPATION AND MEMBERSHIP.		18
	A.	Participation Date	18
	B.	Rehired Participants	18
	C.	Leave of Absence	18
	D.	Enrollment	18

III.	CONTRIBUTIONS.		19
	A.	Employee Deferrals	19
	B.	Automatic Contribution Arrangement (“ACA”)	20
	C.	Employee After-Tax Contributions.	21
	D.	Safe Harbor Matching Contributions	21
	E.	Qualified Nonelective Employer Contributions	23
	F.	Limitation on Employee Deferrals	22
	G.	Correction of Excess Deferrals	22
	H.	Income Allocable to Excess Deferrals	22
	I.	Aggregation of Employer’s Plan	23
	J.	Rollover Contributions	23
	K.	Separate Administration and Accounts for Rollover Contributions	24

IV.	ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS.		25
	A.	Maintenance of Accounts.	25
	B.	Valuation of Trust.	25
	C.	Allocation of Trust Earnings.	26
	D.	Allocation of Safe Harbor Matching Contributions and Forfeitures.	26
	E.	Allocation of Employee Deferrals and Safe Harbor Matching Contributions	27
	F.	Limitation on Allocation of Employer Contributions and Forfeitures.	27

V.	VESTING AND BENEFIT ENTITLEMENT.		28
	A.	Vesting	28
	B.	Forfeitures.	28
	C.	Limitation on Vesting Upon Re-Employment	29
	D.	Vesting Upon Change of Employment Status	29
	E.	Vested Interest Not Distributed	29
	F.	Break-in-Service While Still Employed	30
	G.	Effect of Break-in-Service - Vested Participant	30
	H.	Effect of Break-in-Service - Non-Vested Participant	30
	I.	Limitation on Right to Amend Vesting Schedule	31

VI.	DISTRIBUTION OF BENEFITS.		32
	A.	Distribution - Other Than Death	32

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	B.	In-Service Distributions	35
	C.	Distribution at Death.	36
	D.	Restrictions on Distributions	37
	E.	Time of Distribution	37
	F.	Pre-TEFRA Designations	38
	G.	Hardship Distributions	38
	H.	Withdrawals for Federally Declared Disasters	41
	I.	Loans to Participants	43
	J.	Distributions to Incompetent Persons	44
	K.	Non-liability	44
	L.	Benefit Claims Procedure.	45
	M.	Claims of Total Disability.	47
	N.	Income Tax Withholding	48
	O.	Overpayment of Vested Interest	49
	P.	Transfer to another Qualified Plan.	49
	Q.	Timing of Distributions	51

VII.	DESIGNATED BENEFICIARIES.		57

VIII.	LIFE INSURANCE POLICIES.		58

IX.	TRUST.		59
	A.	Payment of Contributions	59
	B.	Directed Participant Accounts	59
	C.	Dividends	59

X.	THE ADMINISTRATIVE COMMITTEE.		60
	A.	Committee Membership	60
	B.	Named Fiduciary and Plan Administration	60
	C.	Compensation	60
	D.	Delegation of Duties	60
	E.	Funding Policy	61
	F.	Bonding of Fiduciaries	61
	G.	Action by Committee Members	61

XI.	AMENDMENT AND TERMINATION; RETURN OF EMPLOYER CONTRIBUTIONS; PARTICIPATING EMPLOYERS.		62
	A.	Amendment	62
	B.	Termination or Partial Termination or Complete Discontinuance of Contributions	62
	C.	Return of Employer Contributions	63
	D.	Procedure for Adoption and Withdrawal by Participating Employers.	63

XII.	STANDARD OF CONDUCT OF FIDUCIARIES.		65

XIII.	MERGERS, CONSOLIDATIONS AND TRANSFERS OF ASSETS.		66

XIV.	MISCELLANEOUS.		67

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A.	Limitation of Rights and Employment Relationship	67
B.	Payments to Missing Persons	67
C.	Spendthrift Provisions	67
D.	Indemnification	67
E.	Applicable Laws; Severability	68
F.	Special Requirements for USERRA.	68

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CITY NATIONAL BANK

401(k) PLAN

(Amended and Restated Effective January 1, 2025)

This document is an amendment and restatement of the City National Bank 401(k) Plan (formerly known as the City National Bank Profit Sharing Plan) (the "Plan"), sponsored and maintained by CITY NATIONAL BANK (the "Sponsoring Employer"). Except as otherwise specifically provided herein, this amendment and restatement is effective as of January 1, 2025. This amendment and restatement reflects amendments to meet the requirements of Code Sections 40l(k) and 401(m) to be a safe harbor plan, to incorporate changes in the Plan made since the Plan was last restated, to comply with various legislative and regulatory changes affecting qualified plans and to make certain other changes.

This Plan and its Trust are intended to meet the requirements of Sections 401(a), 401(k) and 501(a) of the Code and its regulations, and to qualify as a profit sharing plan.

This Plan is also intended to qualify as a “Single Employer Plan,” as defined herein, to be maintained and administered solely by the Sponsoring Employer on behalf of all Employers and their Eligible Employees. It is noted that certain members of the Sponsoring Employer’s Controlled Group participate in the Plan as Participating Employers. For purposes of this Plan, all Employees of the Participating Employers shall be deemed employed by the Sponsoring Employer.

This Plan and Trust are intended to meet the requirements of ERISA Section 404(c) and its regulations. Pursuant to Paragraph B of Article XI, each Participant and beneficiary shall be permitted to direct the investment of his or her Accounts as provided therein.

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I.	DEFINITIONS:

A.        Terms Defined in This Article I. As used in this Plan, the following terms have the following meanings.

1.       “Account” or “Accounts” mean, where applicable, Employer Discretionary Contribution Account, Employee Deferral Account, Pre-2025 Matching Contribution Account, Safe Harbor Matching Contribution Account, Qualified Nonelective Employer Contribution Account, Employee After-Tax Contribution Account, (all of which are defined elsewhere in this Paragraph A of Article 1), Roth Employee Deferral Account (as defined in Paragraph A of Article III), Transfer Account (as defined in Paragraph 3 of Article XIII), Rollover Contribution Account, Roth Rollover Contribution Account (both as defined in Paragraph K of Article III), and Roth Conversion Account (as defined in Paragraph P.7 of Article VI).

2.       “Accrued Benefit” means, where applicable at any date, the value of the Participant’s Accounts.

3.        “Adjustment Limit” means the cost-of-living adjustment limit, effective January 1 of each year, as prescribed by the Secretary of the Treasury under Code Section 415(d).

4.       “Anniversary Date” means the last business day of the Plan Year.

5.       “Annual Addition” means the sum for any Plan Year of the following amounts allocated to a Participant’s Accounts:

(a)        Such Participant’s share of Employer contributions (including Employee Deferrals); plus

(b)        Such Participant’s share of Safe Harbor Matching Contributions; plus

(c)        Such Participant’s share of any forfeitures; plus

(d)       Such Participant’s allocable share of the Employer’s contributions to any individual medical benefit account (within the meaning of Code Section 415(1)(2)) that is part of a pension or annuity plan maintained by the Employer; and plus

(e)        With respect to any Participant who is a Key Employee, any amount that is derived from the Employer’s contributions paid or accrued that are attributable to post-retirement medical benefits allocated to such Participant’s account under a welfare benefit fund (within the meaning of Code Section 419(e)) maintained by the Employer.

Any excess amount applied under Paragraph F.1 of Article IV in a Plan Year to reduce the Employer contributions on behalf of any Participant shall be considered to be an Annual Addition for such Participant for such Plan Year.

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Employer contributions or prior forfeited amounts which are used to restore the non-vested portion of a Participant’s Accrued Benefit that was previously cashed-out and forfeited shall not be considered an Annual Addition.

Restorative Payments. Annual Additions for purposes of Code Section 415 shall not include restorative payments. A restorative payment is a payment made to restore losses to the Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the Plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered Annual Additions.

Other Amounts. Annual Additions for purposes of Code Section 415 shall not include: (1) the direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) rollover contributions (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (3) repayments of loans made to a Participant from the Plan; and (4) repayments of amounts described in Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code Section 414(d)) as described in Code Section 415(k)(3), as well as Employer restorations of benefits that are required pursuant to such repayments.

6.       “Board” means the Board of Directors of the Sponsoring Employer.

7.       “Break-in-Service” means that an Employee did not complete more than 500 Hours of Service in the applicable Computation Period. For purposes of determining whether a Break-in-Service has occurred in a Computation Period, an Employee who is granted a Maternity or Paternity Leave of Absence shall receive credit for eight Hours of Service per day of such absence. To the extent provided in Paragraph C of Article II, Leaves of Absence shall not cause a Break-in-Service.

8.       “CNB and its Managed Affiliates” means, collectively, City National Bank, its subsidiaries, and those entities that are included as managed affiliates in City National Bank’s financial report to the Royal Bank of Canada.

9.       “Code” means the Internal Revenue Code of 1986, as amended from time to time.

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10.       “Committee” means the administrative Committee appointed by the Sponsoring Employer’s Board.

11.       “Compensation” or “Section 414(s) Compensation” means all remuneration actually paid during the Plan Year for employment with the Employer not to exceed the amount described in subparagraph (b) below, which is subject to withholding under Section 3401(a) of the Code, except as excluded in subparagraph (a) below. Compensation specifically includes amounts not includable in the gross income of the Employee under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) or 403(b) pursuant to a salary reduction agreement. Compensation also includes commissions. In addition, if the Employer is not a corporation, then with respect to an owner of such Employer, ‘Compensation’ shall mean his or her ‘Earned Income,’ as defined below.

(a)       The following amounts are not included in Compensation:

(i)       Employer contributions to deferred compensation plans, to the extent that the contributions are not includible (before applying Code Section 415) in the Employee’s gross income for the year of the contribution and distributions from an Employer’s deferred compensation plan, whether or not includible in the Employee’s gross income;

(ii)       Prizes and referral fees;

(iii)       Fringe benefits and fringe benefit allowances;

(iv)       Expense reimbursements;

(v)       Compensation paid prior to becoming a Participant;

(vi)       Compensation paid after a change in employment status to a class of employees so that the Participant is an Inactive Participant;

(vii)       Compensation paid for unused vacation time on termination of employment or carried over from a prior year and cashed out in a subsequent year;

(viii)       Dividends paid on uninvested restricted stock grants;

(ix)       Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) becomes freely transferable or is no longer subject to a substantial risk of forfeiture under Code Section 83; and

(x)       Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

(b)       The annual Compensation of each Participant taken into account in determining allocations for any Plan Year, shall not exceed $345,000 (for 2024), as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

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12.        “Controlled Group” means all members of an affiliated group of trades or businesses whether or not incorporated (including an affiliated service group) as defined in Code Section 414, or if the Employer is an Unincorporated Entity, then as defined in Code Section 401(d)(1), one of which is the Employer; provided, however, that any such member shall be disregarded for all purposes under the Plan for the period when such entity was not a member of the Controlled Group unless expressly provided to the contrary herein.

13.       “Defined Contribution Dollar Limitation” means $69,000 (for 2024), as adjusted by the Adjustment Limit.

14.       “Designated Beneficiary” or “Beneficiary” means the person(s) or entity(ies) designated by the Participant, or in the absence thereof, the person(s) or entity(ies) entitled under the provisions of this Plan, to receive benefits as a result of the death of the Participant.

15.       “Earned Income” means, with respect to an Employer that is not a corporation, the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which the personal services of the individual are a material income-producing factor. Net earnings shall be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings shall be reduced by contributions by the Employer to a qualified plan to the extent deductible under Code Section 404. Additionally, net earnings shall be determined with regard to the deduction allowed to the Employer by Code Section 164(f).

16.       “Effective Date” means January 1, 2025, which is the effective date of this complete amendment and restatement, except as otherwise provided. The initial effective date of the Plan was December 31, 1959. The terms of the Plan in effect for periods before the Effective Date shall be as set forth in the prior Plan document.

17.       “Eligible Employee” means every Employee who satisfies all of the following requirements:

(a)       Service. He or she has completed one Hour of Service, or in the case of an Employee who is an owner of a Participating Employer that is not a corporation, he or she is eligible to receive Earned Income from such Participating Employer.

(b)       Class Exclusions. He or she is not a member of any of the following classes, which classes are specifically excluded from participation under the Plan either by reason of the permissible statutory exclusions of Code Section 410(b)(3), or on the basis that each such class constitutes a reasonable classification of excludable employees (including, but not limited to, interns, temporary employees, and contractors) and satisfies the average benefit percentage test as provided under Code Section 410(b)(2):

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(i)       His or her compensation and conditions of employment are established by the terms of a collective bargaining agreement where retirement benefits are bargained for in good faith between the Employer and such Employee’s lawful representative or bargaining agent; provided, however, that any otherwise Eligible Employee whose compensation and conditions of employment are established by the terms of a collective bargaining agreement shall be an Eligible Employee if his or her coverage under this Plan is specifically provided for under such collective bargaining agreement.

(ii)       He or she is employed by a member of the Controlled Group who is not a Participating Employer.

(c) Notwithstanding the foregoing, Leased Employees are not Eligible Employees and are not eligible to participate in the Plan or accrue benefits under the Plan based on service as Leased Employees.

18.       “Eligibility Computation Period” means the initial 12 consecutive month period commencing on an Employee’s Employment Commencement Date and thereafter the Plan Year which includes the first anniversary of the Employee’s Employment Commencement Date and any subsequent Plan Year.

19.        “Employee” means every person employed by the Employer or other employer required to be aggregated under Code Sections 414(b), (c), (m) or (o), any portion of whose income is subject to withholding of income tax or for whom Social Security contributions are made by the Employer. In the case of a Participating Employer that is not a corporation, Employee shall include an individual who is an owner of such Participating Employer.

20.       “Employee After-Tax Contribution” means any contributions made to a plan prior to January 1, 1992 that were designated or treated at the time of deferral or contribution as after-tax employee contributions and were allocated to a separate account to which the attributed earnings and losses are allocated. Employee AfterTax Contributions do not include repayment of loans and buy-backs of benefits previously forfeited.

21.       “Employee After-Tax Contribution Account” means the Account maintained to record a Participant’s allocation of Employee Contributions made prior to January 1, 1992 and other adjustments as required under Articles III or IV of the Plan.

22.       “Employee Deferrals” means in any Plan Year the amount of a Participant’s Compensation elected by him or her to be reduced and deferred pursuant to Paragraph A of Article III. Any amount that the Employee could not have elected to receive in cash or any amount that has become currently available to a Participant shall not be treated as an Employee Deferral.

23.       “Employee Deferral Account” means the account maintained to record the Participant’s Employee Deferrals and any other adjustments as required under Articles III or IV of the Plan.

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24.       “Employer” means the entity or entities (whether or not incorporated, and including any Participating Employer) adopting this Plan, and any successor thereto which may adopt and assume the obligations of this Plan in accordance with the provisions of Article XIV. The “Sponsoring Employer” shall be CITY NATIONAL BANK, who is responsible for the administration of the Plan. Each other Employer which adopts this Plan as provided herein shall be a “Participating Employer”; provided, however, that only members of a Controlled Group may be Participating Employers. It is also noted that as of January 1, 2025, First American Commercial Bancorp, Inc., dba First American Equipment Finance (‘FAEF’) is the only Participating Employer in the Plan. When used in the Plan, unless the context requires otherwise, the term ‘Employer’ includes an Affiliate Employer.

25.       “Employer Discretionary Contributions” means discretionary Employer contributions made to the Plan prior to January 1, 2025.

26.       “Employer Discretionary Contribution Account” means the Account maintained to record a Participant’s allocations of Employer Discretionary Contributions, forfeitures, if any, and other adjustments, made to the Plan prior to January 1, 2025.

27.       “Employer Stock” shall mean common stock issued by the Sponsoring Employer (or by a corporation that is a member of the same controlled group of corporations) that is readily tradable on an established securities market; or if there is no such common stock, then common stock having a combination of voting power and dividend rights equal to or in excess of:

(a)       that class of common stock of the Sponsoring Employer (or of any other such corporation) having the greatest voting power, and

(b)       that class of common stock of the Sponsoring Employer (or of any other such corporation) having the greatest dividend rights.

For purposes of the foregoing and as otherwise used in the Plan, “readily tradable on an established securities market” means, Employer Stock that, at the time of reference, is readily tradable on an established securities market within the means of Regulation Section 1.401(a)(35)-1(f)(5), or any successor thereto.

28.       “Employment Commencement Date” means the date upon which an Employee first completes one Hour of Service.

29.       “Entry Date” means the later of an Employee’s Employment Commencement Date or the first day the Employee becomes an Eligible Employee.

30.       “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

31.        “Excess Deferral” means the sum of Employee Deferrals made by an individual during his or her taxable year which exceeds $23,500 (for 2025) (as increased by the Adjustment Limit in effect for the first day of such taxable year). The special adjustments for Section 403(b) Annuity Contracts and other rules concerning Code Section 402(g) are incorporated herein by reference.

32.       “Fiscal Year” means the 12-month period beginning November 1 and ending October 31 each year.

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33.       “Fiscal Year Anniversary Date” means the last business day of the Fiscal Year.

34.       “5%-Owner” means any person who owns (1) more than 5% of the outstanding stock of the Employer, or (2) stock possessing more than 5% of the total combined voting power of all stock of the Employer.

35.       “Highly Compensated Employee” means any Employee who is a Highly Compensated Active Employee or a Highly Compensated Former Employee.

A “Highly Compensated Active Employee” means an Employee who:

(a)       was a 5%-Owner of the Employer at any time during the current Plan Year or the preceding Plan Year, or

(b)       for the preceding Plan Year had Section 415 Compensation from the Employer in excess of the limitation imposed by Code Section 414(q).

A “Highly Compensated Former Employee” shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee terminated employment or such Employee was a Highly Compensated Employee at any time after attaining age 55.

36.       “Hour of Service” means:

(a)       Each hour for which an Employee is paid, or entitled to payment. These hours shall be credited to the Employee for the Computation Period(s) in which the services are performed and not when paid (if different);

(b)       Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for a period of time during which no services are performed (without regard to whether the employment relationship between the Employee and the Employer has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or Leave of Absence with pay. The hours shall be credited to the Employee in the Computation Period to which non-performance of duties relates and not in which paid, if different; and

(c)       Each hour for which an Employee has been awarded or for which the Employer has agreed to pay, directly or indirectly, back pay (without regard to damages). These hours shall be credited to the Employee in the Computation Period to which the award or agreement pertains, not the period in which paid, if different.

Notwithstanding the foregoing: (1) no more than 501 Hours of Service shall be credited to an Employee under subparagraph (b) or (c) above for any single continuous period of time during which no services are performed; (2) an hour for which an Employee is directly or indirectly paid for a period during which no services are performed shall not constitute an Hour of Service, if such payment is paid or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation, or disability insurance laws; (3) Hours of Service shall not be credited for payments which solely reimburse an Employee for medical or medically related expenses; (4) the same Hours of Service shall not be credited to an Employee both under subparagraphs (a) or (b) and under subparagraph (c); and (5) Hours of Service to be credited under subparagraph (b) shall be determined based upon the number of regularly scheduled working hours included in the units of time on the basis of which payment is calculated.

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The Committee may determine Hours of Service based upon days of employment in a Computation Period by crediting an Employee with ten (10) Hours of Service for each day for which the Employee would be required to be credited with at least one Hour of Service under the preceding subparagraphs (a), (b) and (c). Alternatively, the Committee may adopt such other equivalency rule as permitted under Department of Labor Regulations Section 2530.200b-3 (as amended from time to time), which are incorporated herein by this reference.

The Committee shall determine Hours of Service to be credited to an Employee under the foregoing rules in a uniform and non-discriminatory manner and in accordance with paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor Regulations (as amended from time to time), which are incorporated herein by this reference.

37.       “Inactive Participant” means a Participant whose participation in the Plan is suspended because of a change of employment status, including (a) terminating employment; (b) incurring a Break-in-Service; or (c) becoming a member of a class of Employees which has been excluded from participation, but whose total benefits have not been distributed.

38.       “Investment Manager” means a fiduciary designated by the Employer or the Committee, to whom has been delegated the responsibility and authority to manage, acquire or dispose of the Trust assets, and (1) who (i) is registered as an investment advisor under the Investment Advisors Act of 1940, (ii) is a bank, as defined in that Act, or (iii) is an insurance company qualified to perform investment advisory services under the laws of more than one state; and (2) who has acknowledged in writing that he or she is a fiduciary with respect to the management, acquisition and control of the Trust assets.

39.       “Leased Employee” means any person (other than an employee of the Employer) who, pursuant to an agreement between the Employer and any other person (“leasing organization”), has performed services for the Employer or any related persons determined in accordance with Code Section 414(n)(6) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Employer.

40.       “Leave of Absence” means a leave granted by the Employer, in its sole discretion, in accordance with rules uniformly applied to all Employees, for reasons of health or public service or for reasons determined by the Employer to be in its best interests. Notwithstanding any provision of the Plan to the contrary, contributions, benefit and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u), as set forth in Paragraph F of Article XIV.

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41.        “Maternity or Paternity Leave of Absence” means an absence authorized by the Employer (1) because of the Employee’s pregnancy; (2) because of the birth of a child of the Employee; (3) because of the adoption of a child by, and placement of the child with, the Employee; or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this Paragraph shall be credited (i) in the Computation Period in which the absence begins if the crediting is necessary to prevent a Break-in-Service in that Computation Period; or (ii) in all other cases, in the following Computation Period. No Hours of Service for maternity or paternity leave of absence shall be credited to a Participant unless he or she timely furnishes to the Committee such information as the Committee may request to establish that the absence is for a maternity or paternity leave of absence and the number of days of such absence. The total Hours of Service to be credited for maternity or paternity leave of absence shall not exceed 501 in any Computation Period.

42.        “Non-Highly Compensated Employee” means an Employee of the Employer who is not a Highly Compensated Employee.

43.       “Normal Retirement Date” and “Normal Retirement Age” means the later of (i) the Participant’s 65th birthday or (ii) the fifth anniversary of the Participant’s commencement of participation under the Plan.

A Participant who continues in the employ of the Employer after he or she attains Normal Retirement Age or reaches his or her Normal Retirement Date shall remain a Participant while so employed, and be entitled to all Plan benefits to the extent he or she would be entitled thereto if he or she had not yet attained Normal Retirement Age.

44.       “Participant” means any Eligible Employee who enters the Plan. A Participant who is an Employee of an Affiliate Employer is sometimes referred to herein as an ‘Affiliate Participant.’ When used in the Plan, unless the context requires otherwise, the term ‘Participant’ includes an Affiliate Participant.

45.       “Plan” means the City National Bank 401(k) Plan and any amendments to it.

46.       “Plan Year” and “Limitation Year” mean the calendar year. The Limitation Year may only be changed by a Plan amendment. If the Plan is terminated effective as of a date other than the last day of a Limitation Year, the Plan is deemed to have been amended to change its Limitation Year to end on the Plan’s termination date. As a result of such deemed amendment, the Code Section 415(c)(1)(A) dollar limit shall be prorated under the short Limitation Year rules under the Code Section 415 Regulations.

47.       “Pre-2025 Matching Contribution” means the Employer contribution made to the Plan by the Employer prior to 2025 on account of an Employee Deferral.

48.       “Pre-2025 Matching Contribution Account” means the account maintained to record separately a Participant’s allocation of Pre-2025 Matching Contributions, and other adjustments as required under Articles III or IV of the Plan.

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49.       “Qualified Domestic Relations Order” means a judgment, decree or order (including approval of a property settlement agreement) that (1) relates to the provision of child support, alimony payments or marital property rights to an “alternate payee”; (2) is made pursuant to a state domestic relations law (including community property law); (3) creates or recognizes the existence of an alternate payee’s right, or assigns to an alternate payee the right, to receive all or a portion of the benefits payable to the Participant under the Plan; (4) specifies required information; (5) does not alter the amount or form of Plan benefits; and (6) complies with all other relevant provisions of Section 414(p) of the Code. For such purposes, an “alternate payee” is a Spouse, former Spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all or a portion of the Participant’s benefits under the Plan.

50.       “Qualified Nonelective Employer Contributions” or “QNECs” means Employer contributions - other than Employee Deferrals and Pre-2025 Matching Contributions – made prior to 2025, that satisfy the vesting and distribution requirements of Employee Deferrals.

51.       “Qualified Nonelective Employer Contribution Account” means the account maintained to record a Participant’s allocation of pre-2025 Qualified Nonelective Employer Contributions, and other adjustments as required under Articles III and IV of the Plan.

52.        “REACT” means the Retirement Equity Act of 1984, as amended from time to time.

53.       “Regulations” means the regulations issued under the Code or ERISA, or both of them, as well as under any other legislation that applies to the Plan. References to a Regulation include future amendments, and successors, to it.

54.       “Roth Employee Deferral” shall mean an Employee Deferral that is (a) designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Employee Deferral that is being made in lieu of all or a portion of the pre-tax Employee Deferral the Participant is otherwise eligible to make under the Plan, and (b) treated by the Employer as includable in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election. Unless specifically stated (or the context requires) otherwise, (i) Roth Employee Deferrals shall be treated as Employee Deferrals for all purposes under the Plan, and (ii) references in the Plan to a Participant’s Employee Deferrals shall include such Participant’s Roth Employee Deferrals for all purposes under the Plan.

55.       “Roth Rollover Contribution” shall mean a qualified Rollover Contribution that consists of a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and that is permitted under the rules of Code Section 402(c).

56.       “Royal Bank of Canada Common Stock Fund” means the investment fund offered by the Employer for investment in Employer Stock.

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57.        “Safe Harbor Matching Contribution” means the Employer contribution made to the Plan by the Employer on account of an Employee Deferral, effective January 1, 2025.

58.       “Safe Harbor Matching Contribution Account” means the account maintained to record separately a Participant’s allocation of a Safe Harbor Matching Contribution, and other adjustments as required under Articles III or IV of the Plan.

59.        “Section 415 Compensation” means a Participant’s annual “compensation”, as that term is defined in Code Section 415, that is actually paid or made available to the Participant within the Plan Year, except as otherwise provided below. A Participant’s Section 415 Compensation shall include such Participant’s wages, salaries, differential wage payments under Code Section 3401(h), fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income under the Code (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan, as described in Regulation Section 1.62-2(c)).

60.       “Section 415 Compensation” shall also include (i) amounts described in Code Sections 104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includable in the gross income of the Participant, (ii) amounts paid or reimbursed by the Employer for moving expenses incurred by a Participant, but only to the extent that, at the time of the payment, it is reasonable to believe that these amounts are not deductible by the Participant under Code Section 217, (iii) the value of a non-statutory option (which is an option other than a statutory option defined in Regulations Section 1.421-1(b)) granted to a Participant by the Employer, but only to extent that the value of the option is includable in the gross income of the Participant for the taxable year in which granted, (iv) the amount includable in the gross income of a Participant upon making the election described in Code Section 83(b), and (v) amounts that are includable in the gross income of a Participant under the rules of Code Section 409A or Code Section 457(f)(1)(A) or because the amounts are constructively received by the Participant.

61.       “Section 415 Compensation” shall not include:

(a)       Any contribution made (other than elective contributions described in Code Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) by the Employer to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), whether or not qualified) to the extent that the contributions are not includable in the gross income of the Participant for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered Section 415 Compensation, regardless of whether such amounts are includable in the gross income of the Participant when distributed. However, any amount received by a Participant pursuant to a nonqualified unfunded deferred compensation plan may be considered Section 415 Compensation in the year such amounts are actually received but only to the extent includable in the gross income of the Participant.

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(b)       Any amount realized from the exercise of a non-statutory stock option (which is an option other than a statutory option described in Regulation Section 1.421- 1(b)), or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture under Code Section 83 and the Regulations thereunder.

(c)       Any amount realized from the sale, exchange or other disposition of stock acquired under a statutory stock option (as defined in Regulation Section 1.421-1(b)).

(d)       Any other amount that receives special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant and are not salary reduction amounts described in Code Section 125).

(e)       Other items of remuneration that are similar to any of the items listed in subparagraphs (a) through (d) above.

Section 415 Compensation paid or made available during any Plan Year shall include any elective deferral (as defined in Code Section 402(e)(3)), and any amount that is contributed or deferred by the Employer at the election of the Participant and that is not includable in the gross income of the Participant by reason of Code Section 125(a), 132(f)(4), 402(h)(1)(B), 402(k), or 457(b). Section 415 Compensation shall not include “deemed Section 125 compensation.” Deemed Section 125 compensation is an amount that is excludable under Code Section 106 that is not available to a Participant in cash in lieu of group health coverage under a Code Section 125 arrangement solely because the Participant is unable to certify that he or she has other health coverage. Amounts are deemed Section 125 compensation only if the Employer does not request or otherwise collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

Post-Severance Compensation. In general, Section 415 Compensation for a Limitation Year is the compensation actually paid or made available in gross income during such Limitation Year. Notwithstanding the preceding sentence, Section 415 Compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled if the conditions under the Regulations are met. In addition, payments made within the later of (i) 2½ months after termination of employment (within the meaning of Regulation Section 1.415(a)-1(f)(5)), or (ii) the end of the Limitation Year that contains the date of severance (the “Post Severance Period”) will be Section 415 Compensation within the meaning of Code Section 415(c)(3) if they are payments that, absent a termination of employment, would have been paid to the Participant while the Participant continued in employment with the Employer and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued. In addition, Section 415 Compensation includes amounts received by a Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includable in the Participant’s gross income, and the amount is paid during the Post Severance Period. Any payments not described above are not considered Section 415 Compensation if paid after termination of employment, even if they are paid within the Post Severance Period, except for payments (i) to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service, or (ii) a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)), provided that either the Participant is not a Highly Compensated Employee immediately before becoming disabled, or the Plan provides for the continuation of Compensation on behalf of all Participants who are permanently and totally disabled for a fixed and determinable period. The items discussed above are included in the definition of “Section 415 Compensation” only; they are not included as “Compensation” for other purposes of the Plan, unless expressly stated otherwise.

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Back pay, within the meaning of Regulation Section 1.415(c)-2(g)(8), shall be treated as Section 415 Compensation for the Limitation Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.

62.       “Single Employer Plan” means a plan maintained by one Employer, or a plan maintained by more than one Employer, all of which are members of a Controlled Group, and which is designed to comply with the provisions of Code Sections 413(c), 414(b), 414(c), 414(m) and 414(o) and the Treasury Regulations promulgated thereunder.

63.       “Spouse” or “Surviving Spouse” means any of the following:

(a)       A person married to the Participant throughout the one-year period ending on the earlier of the date of the Participant’s death or the date when such Participant commences receiving distributions under the Plan;

(b)       A person married to the Participant throughout the one-year period ending on the date of the Participant’s death, which death follows the date when such Participant commences receiving distributions from the Plan;

(c)       A former Spouse of the Participant, to the extent required under a Qualified Domestic Relations Order.

64.       “TEFRA” means the Tax Equity & Fiscal Responsibility Act of 1982, as amended from time to time.

65.       “Total Disability” or “Totally Disabled” mean, for purposes of the Plan, a physical or mental impairment that results in the Participant’s receipt of long-term disability benefits under the Employer’s long-term disability plan, or if such plan is not applicable to such Participant or does not exist, under the Social Security Act.

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66.       “Trust” means the City National Bank Profit Sharing Trust Agreement entered into by the Sponsoring Employer and the Trustee.

67.       “Trustee” means the trustee(s) named under the Trust or any successor Trustee named in a written instrument of the Board.

68.       “Valuation Date” means each day on which the New York Stock Exchange or any successor to its business is open for trading or any other date that the Committee may designate.

69.       “Vesting Computation Period” means such 12 consecutive month period commencing on the first day of the Plan Year that includes an Employee’s Employment Commencement Date and the first day of each subsequent Plan Year.

70.       “Waiver Election” means a written election by a Participant to designate the payment of the Participant’s Accrued Benefit to a beneficiary other than a Participant’s Spouse. A Waiver Election must be consented to by the Participant’s Spouse. The Spouse’s consent must acknowledge the effect of the waiver and must be witnessed by a notary public or an authorized representative of the Sponsoring Employer. The Spouse’s consent will be deemed made if the Participant establishes to the satisfaction of the Committee that (i) there is no Spouse; or (ii) the Spouse cannot be located. If the Spouse is legally incompetent to give consent, the Spouse’s legal guardian, even if the guardian is the Participant, may give consent. Also, if the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, spousal consent is not required unless a Qualified Domestic Relations Order provides otherwise. Any consent made or deemed made hereunder shall be valid only with respect to the Spouse who signs, or is deemed to have signed, the consent. The Waiver Election shall identify the beneficiary or class of beneficiaries or any contingent beneficiaries. Any change in the Waiver Election shall require a new spousal consent unless the original consent of the Spouse expressly permits designations by the Participant without any requirement of further consent by the Spouse and acknowledges that the more restrictive consent could have been given. A revocation of a prior Waiver Election may be made by a Participant without the consent of the Spouse at any time before death. The Participant may revoke a Waiver Election at any time, but any new Waiver Election must comply with the requirements of this subparagraph. A former Spouse’s consent to a Waiver Election shall not be binding on a new Spouse.

71.       “Year of Service” means an Eligibility Computation Period (Paragraph A.18) or Vesting Computation Period (Paragraph A.67) during which an Employee completes 1,000 or more Hours of Service with the Employer. With respect to any Eligibility Computation Period and any Vesting Computation Period, Hours of Service with any member of a Controlled Group shall be credited to the relevant Computation Period.

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For purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of First Los Angeles Bank, a California corporation, on December 31, 1995 who are employed by the Employer on January 1, 1996, shall be credited with service with First Los Angeles Bank from their most recent date of hire with First Los Angeles Bank. Any former employee of First Los Angeles Bank who transferred to City National Bank during the calendar year 1995 and who was a Participant in the First Los Angeles Bank Investment Incentive Program shall also be credited with service with First Los Angeles Bank from their most recent date of hire.

For purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of Ventura County National Bank, a National Bank, and Frontier Bank, N.A., a National Bank, on January 17, 1997, who are employed by the Employer on February 1, 1997, shall be credited with service with Ventura County National Bank and Frontier Bank, N.A. from their most recent date of hire with Ventura County National Bank and Frontier Bank, N.A.

For purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of Riverside National Bank, a National Bank, on January 24, 1997, who are employed by the Employer on February 1, 1997, shall be credited with service with Riverside National Bank from their most recent date of hire with Riverside National Bank.

Effective January 9, 1998, for purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of Harbor Bank who are employed by the Employer on February 1, 1998, shall be credited with service from their most recent date of hire with Harbor Bank. Notwithstanding Paragraph A.11 of this Article I, Compensation shall include Compensation earned from January 9, 1998 through February 1, 1998.

For purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of North American Trust Company, a California trust company, on December 31, 1998, who are employed by the Employer on January 1, 1999, shall be credited with service with North American Trust Company from their most recent date of hire with North American Trust Company.

For purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of American Pacific State Bank, a California state bank, on August 27, 1999, who are employed by the Employer on August 28, 1999, shall be credited with service with American Pacific State Bank from their most recent date of hire with American Pacific State Bank.

For purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of The Pacific Bank, N.A., a national banking association, on February 29, 2000, who are employed by the Employer on March 1, 2000, shall be credited with service with The Pacific Bank from their most recent date of hire with The Pacific Bank.

For purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of Reed, Conner & Birdwell, Inc., a California corporation, on December 31, 2000, who are employed by the Employer on January 1, 2001, shall be credited with service with Reed, Conner & Birdwell, Inc. from their most recent date of hire with Reed, Conner & Birdwell, Inc. Effective as of the close of business on June 30, 2010, Reed, Conner & Birdwell withdrew as a Participating Employer.

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For purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of Civic Bank of Commerce on February 28, 2002, who are employed by the Employer on March 1, 2002, shall be credited with service with Civic Bank of Commerce from their most recent date of hire with Civic Bank of Commerce.

For purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of Business Bank of Nevada on February 28, 2007, who are employed by the Employer on March 1, 2007, shall be credited with service with Business Bank of Nevada from their most recent date of hire with Business Bank of Nevada.

For purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of Royal Bank of Canada or any affiliate of Royal Bank of Canada who are employed by the Employer on or after November 2, 2015, shall be credited with service with Royal Bank of Canada or such affiliate from their most recent date of hire with Royal Bank of Canada or such affiliate.

For purposes of determining an Affiliate Participant’s Years of Service for vesting and eligibility purposes under the Plan as of January 1, 2019, each Affiliate Participant shall be credited with service with his or her Affiliate Employer prior to January 1, 2019.

For purposes of determining a former Exactuals employee’s Years of Service for vesting and eligibility purposes under the Plan as of August 10, 2018, each former Exactuals employee who was employed by Exactuals on August 9, 2018, shall be credited with service with Exactuals from their most recent date of hire with Exactuals.

For purposes of determining a former Backlash Solutions employee’s Years of Service for vesting and eligibility purposes under the Plan as of January 28, 2020, each former Backlash Solutions employee who was employed by Backlash Solutions on January 27, 2020 shall be credited with service with Backlash Solutions from their most recent date of hire with Backlash Solutions.

72.       “Years of Vested Service” means all of an Employee’s Years of Service.

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II.	PARTICIPATION AND MEMBERSHIP.

A.        Participation Date. Each Employee shall become a Participant on the Entry Date coincident with or next following the date on which he or she qualifies as an Eligible Employee, or as soon as practicable thereafter.

B.        Rehired Participants. A Participant or Eligible Employee who terminates employment and who is subsequently reemployed as an Eligible Employee shall be entitled to elect to defer his or her Compensation and to receive Safe Harbor Matching Contributions as of the first day of his or her reemployment, or as soon as administratively practicable.

C.        Leave of Absence. For purposes of eligibility, no Employee shall be deemed to have suffered a Break-in-Service if his or her employment is interrupted because such Employee has been on a Leave of Absence. For purposes of eligibility, a Break-in-Service shall not be deemed to have occurred while an Employee is a member of the armed forces of the United States, provided that he or she returns to the service of the Employer within 90 days (or such longer period as may be prescribed by law) from the date he or she first became entitled to his or her discharge.

D.        Enrollment. The Employer shall, from time to time as requested by the Committee, provide a list of all of its Employees, their names and ages, the number of Hours of Service completed by each during the current Plan Year or other applicable Computation Period, their dates of hire, and any additional information the Committee may require. The Employer shall determine from such lists which Employees are Eligible Employees and their Entry Dates for participation under this Plan.

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III.	CONTRIBUTIONS.

A.        Employee Deferrals. Subject to the limitations contained in this Article III and in Article IV, each Participant may elect from time to time, to reduce and defer the receipt of up to 50% of his or her Compensation by completing the appropriate forms acceptable to the Committee or other method approved by the Committee. The Employer shall reduce such Participant’s Compensation in the elected amount through payroll withholding and contribute to the Plan on behalf of each such electing Participant an amount equal to the Compensation to be reduced and deferred. A Participant’s Employee Deferrals shall be allocated to his or her Employee Deferral Account each payroll period and shall be paid by the Employer to the Plan as of the earliest date on which such amounts can reasonably be segregated from Employer’s general assets and in no event later than the 15th business day of the month following the month in which the amount was withheld from the Participant’s payroll.

All Participants who are eligible to make Employee Deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Code Section 414(v) (including, effective as of January 1, 2025, the higher Catch-up limits for Participants who are ages 60 – 63 under Code Section 414(v)(2)(E)). “Catch-up Contributions” are Employee Deferrals made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age 50 or over by the end of their taxable years. An otherwise applicable Plan limit is a limit in the Plan that applies to Employee Deferrals without regard to Catch-up Contributions, such as the limits on Annual Additions and the dollar limitation on Employee Deferrals under Code Section 402(g) (not counting Catch-up Contributions). Catch-up Contributions for a Participant for a taxable year may not exceed the dollar limit on Catch-up Contributions under Code Section 414(v)(2) for the taxable year.

Catch-up Contributions are not subject to the limits on Annual Additions. Catch-up Contributions are eligible for Safe Harbor Matching Contributions.

The Plan will also accept Roth Employee Deferrals made on behalf of Participants. Accordingly, a Participant may designate that a portion of his or her Employee Deferrals, including Catch-up Contributions, shall be treated as Roth Employee Deferrals and be allocated to a separate Account maintained for such contributions as described below. The Committee shall open and maintain a Roth Employee Deferral Account in the name of each Participant for whom a Roth Employee Deferral is made. This Account shall be credited with such Participant’s Roth Employee Deferrals, and it shall be credited or charged with the amounts allocable to it as set forth below. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Employee Deferral Account and the Participant’s other Accounts under the Plan. No contributions other than Roth Employee Deferrals and properly attributable earnings shall be credited to each Participant’s Roth Employee Deferral Account. Unless specifically stated (or the context requires) otherwise, references in the Plan to a Participant’s Employee Deferral Account shall include such Participant’s Roth Employee Deferral Account.

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A Participant may increase, decrease, suspend or resume his or her Employee Deferrals at any time by giving notice to the Committee or its delegate. Such change shall be effective as soon as administratively feasible.

The Committee may change the rules and procedures set forth in the preceding Paragraph with regard to the Participant’s right to increase or decrease his or her Employee Deferrals. Such changes may be effected without further amendment to this Plan provided that such new rules and procedures are less restrictive than those described in the preceding Paragraph.

B.        Automatic Contribution Arrangement (“ACA”). To the extent that any other provision of the Plan is inconsistent with the provisions of this Paragraph, the provisions of this Paragraph shall govern. Default Employee Deferrals will be made on behalf of Covered Participants who do not have an affirmative election in effect regarding Employee Deferrals. The amount of Default Employee Deferrals made for a Covered Participant each pay period is equal to the Default Percentage below multiplied by the Covered Participant’s Compensation for that pay period. A Covered Participant will have a reasonable opportunity after receipt of the notice described below to make an affirmative election regarding Employee Deferrals (either to have no Employee Deferrals made or to have a different amount of Employee Deferrals made) before Default Employee Deferrals are made on the Covered Participant’s behalf. Default Employee Deferrals being made on behalf of a Covered Participant will cease as soon as administratively feasible after the Covered Participant makes an affirmative election. If no such affirmative election is made, the Default Employee Deferrals will begin at the start of the second pay period after the Participant’s Employment Commencement Date.

Definitions:

(a)       An “ACA” is an arrangement under which, in the absence of an affirmative election by a Covered Participant, a certain percentage of Compensation will be withheld from the Covered Participant’s pay and contributed to the Plan as an Employee Deferral.

(b)       A “Covered Participant” is a Participant who first became a Participant on or after the effective date of the ACA and who does not have an affirmative election in effect regarding Employee Deferrals.

(c)       “Default Employee Deferrals” are the Employee Deferrals contributed to the Plan under the ACA on behalf of Covered Participants who do not have an affirmative election in effect regarding Employee Deferrals.

(d)       The “Default Percentage” is the percentage of a Covered Participant’s compensation contributed to the Plan as a Default Employee Deferral for the Plan Year. The Default Percentage is 6%.

Notice Requirement. At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Covered Participant a comprehensive notice of the Covered Participant’s rights and obligations under the ACA, written in a manner calculated to be understood by the average Covered Participant. If an Eligible Employee becomes a Covered Participant after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice will be provided no more than 90 days before the Eligible Employee becomes a Covered Participant, but not later than the date the Eligible Employee becomes a Covered Participant. The notice must accurately describe:

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(a)       The amount of Default Employee Deferrals that will be made on the Covered Participant’s behalf in the absence of an affirmative election;

(b)       The Covered Participant’s right to elect to have no Employee Deferrals made on his or her behalf or to have a different amount of Employee Deferrals made; and

(c)       How Default Employee Deferrals will be invested in the absence of the Covered Participant’s investment instructions.

C.       Employee After-Tax Contributions.

1.       Eligibility. Participants are not permitted to make Employee After-Tax Contributions.

2.       Separate Administration and Accounts for Participant Contributions. Employee After-Tax Contributions made prior to January 1, 1992 shall be accounted for separately.

3.       Vesting. A Participant’s Employee After-Tax Contribution Account shall at all times be fully vested and shall not be forfeitable for cause.

4.       Withdrawal of Employee After-Tax Contributions. The balance of the Employee After-Tax Contribution Account may be withdrawn upon written notice to the Committee.

An in-service withdrawal of Employee After-Tax Contributions shall be made based on the value of the Participant’s After-Tax Contribution Account as of the Valuation Date immediately preceding the date of such withdrawal.

D.       Safe Harbor Matching Contributions. Effective January 1, 2025, each payroll period the Employer (other than an Affiliate Employer) shall make Safe Harbor Matching Contributions (“ADP Test Safe Harbor Contributions”) to the Trust in an amount that equals one hundred percent (100%) of the Employee Deferrals made to the Plan, pursuant to Paragraph A or B above, on behalf of each of the Participants during such payroll period that are not in excess of six percent (6%) of each Participant’s Compensation for that payroll period. However, such Safe Harbor Matching Contributions, when added to the Participants’ Employee Deferrals, shall not exceed the applicable limitations set forth in this Article III or in Article IV. If such Safe Harbor Matching Contributions are made more frequently than annually, the Employer shall make a true-up Safe Harbor Matching Contribution in an amount necessary to provide the Participants with the same amount of Safe Harbor Matching Contributions they would have received had the Safe Harbor Matching Contributions been made on a Plan Year contribution period basis. No Affiliate Participant shall be entitled to receive any Safe Harbor Matching Contributions pursuant to this Paragraph D.

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Effective January 1, 2025, the Plan shall meet the nondiscrimination tests described in Code Sections 40l(k)(3) and 401(m)(2) on the basis of the safe harbors described in Code Sections 401(k)(12) and 401(m)(11). Such Safe Harbor Matching Contributions are nonforfeitable and may not be distributed earlier than severance from employment, death, disability, an event described in Code Section 401(k)(10), or the Participant’s attainment of age 59½.

Notice Requirement: Within a reasonable period before the beginning of each Plan Year, the Employer must provide each Eligible Employee a notice of the Eligible Employee's rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date he becomes an Eligible Employee.

E.       Qualified Nonelective Employer Contributions. Prior to 2025, for each Plan Year in which this Plan is in effect, the Employer may designate that portion of its Employer Discretionary Contributions made to the Trust for such Plan Year to qualify as contributions under Code Section 401(k); provided, however, that such Qualified Nonelective Employer Contributions, when added to the Participants’ Employee Deferrals, shall not exceed the applicable limitations set forth in this Article III or in Article IV. Any such Qualified Nonelective Employer Contributions shall be allocated to each Participant’s Qualified Employer Contribution Account as of each Anniversary Date.

F.       Limitation on Employee Deferrals. No Participant shall be permitted to have Employee Deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted under Code Section 414(v), if applicable. If Employee Deferrals in excess of the permitted amounts are mistakenly deposited in the Trust, the correction procedures of Paragraph G of this Article III shall apply.

G.       Correction of Excess Deferrals. Not later than the first April 15th after the close of the Employee’s taxable year, the Employee may notify the Committee of the amount of the Excess Deferrals received by the Plan and not later than the first April 15th following the close of the Employee’s taxable year, the Plan may distribute to the Employee the amount of Excess Deferrals plus any earnings thereof. An Employee may receive a corrective distribution of Excess Deferrals during the same taxable year. In no case may an Employee receive from the Plan as a corrective distribution for a taxable year an Excess Deferral which exceeds the Employee’s total Employee Deferrals under the Plan for the Employee’s taxable year.

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A corrective distribution may be made only if all of the following conditions are satisfied:

1.       The Employee designates the distribution as an Excess Deferral. An Employee is deemed to have designated the distribution as an Excess Deferral to the extent the Employee has Excess Deferrals for the taxable year, taking into account only Employee Deferrals under this Plan and any other plan maintained by the Employer. Distributions of Excess Deferrals for a Plan Year shall be made first from the Participant’s pre-tax Employee Deferrals to the extent pre-tax Employee Deferrals were made for the Plan Year, and then from the Participant’s Roth Employee Deferrals for the Plan Year, if any, unless the Participant specifies otherwise.

2.       The correcting distribution is made after the date in which the Plan received the Excess Deferral.

3.       The Plan designates the distribution as a distribution of Excess Deferrals.

H.        Income Allocable to Excess Deferrals. The distribution of Excess Deferrals shall include the income allocated thereto.

I.        Aggregation of Employer’s Plan. Employee Deferrals that are made under two or more plans of the Employer that are aggregated for purposes of Code Section 401(a)(4) or Section 410(b), other than Section 410(b)(2)(A)(ii), are to be treated as made under a single plan and that if two or more plans are permissibly aggregated for purposes of Code Section 401(k), the aggregated plans must satisfy Sections 401(a)(4), 401(k) and 410(b) as though such aggregated plans were a single plan. Plans that are to be aggregated may only be aggregated if they have the same plan years

J.        Rollover Contributions. Rollover Contributions means contributions made to the Plan pursuant to Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16). Any Employee who is a Participant during any Plan Year, or any Employee who the Committee reasonably anticipates will become a Participant prior to the conclusion of such Plan Year, may make qualified Rollover Contributions to the Plan. If the Committee determines, subsequent to any such contribution, that such contribution did not in fact constitute a qualified Rollover Contribution, the amount of such contribution shall be returned to the Employee plus any earnings thereto as soon thereafter as reasonably practicable.

The Plan will accept a direct rollover of an Eligible Rollover Distribution from: a qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions; an annuity contract described in Code Section 403(b), excluding after-tax Employee contributions; and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will accept a Participant contribution of an Eligible Rollover Distribution from: a qualified plan described in Code Section 401(a) or 403(a); an annuity contract described in Code Section 403(b); and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includable in gross income. The Plan will also accept a Roth Rollover Contribution. Unless specifically stated (or the context requires) otherwise, references in the Plan to a Participant’s Rollover Contributions shall include such Participant’s Roth Rollover Contributions for all purposes under the Plan.

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K.        Separate Administration and Accounts for Rollover Contributions. All qualified Rollover Contributions shall be allocated to and held on behalf of the Participant in a separate Rollover Contribution Account. Said Account shall be deemed a part of the Participant’s Accrued Benefit and shall be subject to the distribution provisions of Article VI of the Plan. The Committee shall determine the fair market value of the Participant’s Rollover Contribution Account on the Valuation Date.

The Committee shall open and maintain a Roth Rollover Contribution Account for each Participant who contributes a Roth Rollover Contribution. This Account shall be credited with such Participant’s Roth Rollover Contributions, and it shall be credited or charged with the amounts allocable to it elsewhere in the Plan. Unless specifically stated (or the context requires) otherwise, references in the Plan to a Participant’s Rollover Contribution Account shall include such Participant’s Roth Rollover Contribution Account.

Participants shall have the right to direct the investment of their Rollover Contribution Accounts in accordance with Article IX. Participants may borrow against their Rollover Contribution Accounts and may make hardship withdrawals from their Rollover Contribution Accounts.

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IV.	ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS.

A.	Maintenance of Accounts.

The Committee shall establish and maintain the following Accounts, where applicable, for each Participant:

l.       Employer Discretionary Contribution Account.

2.       Employee Deferral Account.

3.       Pre-2025 Matching Contribution Account.

4.       Safe Harbor Matching Contribution Account.

5.       Qualified Nonelective Employer Contribution Account.

6.       Employee After-Tax Contribution Account.

7.       Transfer Account.

8.       Rollover Contribution Account.

9.       Roth Conversion Account.

10.       Roth Employee Deferral Account.

11.       Roth Rollover Contribution Account.

Each type of contribution shall be allocated to the relevant Account as of each applicable Anniversary Date in accordance with this Article.

B.	Valuation of Trust.

1.       Date for Valuation. As soon as administratively feasible after any Valuation Date, the Trustee shall value the Trust assets and liabilities on the basis of fair market values as of such Valuation Date.

2.       Instructions re: Valuation. If the Trustee, in making such valuations, shall determine that the Trust consists, in whole or in part, of property not traded freely on a recognized market, or that information necessary to ascertain the fair market value of any Trust assets or liabilities is not readily available to the Trustee, the Trustee may request the Committee to instruct the Trustee as to such fair market value for all purposes under the Plan; and in such event the fair market value determined by the Committee shall be binding and conclusive. If the Committee fails or refuses to instruct the Trustee as to such fair market value within a reasonable time after receipt of the Trustee’s request, the Trustee shall take such action as it deems necessary or advisable to ascertain such fair market value, including the retention of such counsel and independent appraisers as it considers necessary; and in such event the fair market value determined by the Trustee shall be binding and conclusive. The expenses incurred in retaining such counsel and/or independent appraisers may be paid by the Trust.

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C.	Allocation of Trust Earnings.

1.       General. The Trustee shall determine the net asset value separately of each Trust Fund investment option as of the close of business on each Valuation Date or the closest date thereto on which it is practical to do so, and in so doing shall take into account the fair market value of all assets and liabilities including accrued income of each Trust Fund option.

2.       Employee Accounts. An individual accounting shall be maintained, recorded separately for each Participant, of any accumulated contributions described in Article III made to the Trustee on a Participant’s behalf. Each Participant’s Account shall be charged with any amounts distributed on his or her behalf under Article VI. As of each Valuation Date, all income, investment gains or losses of the Trust Fund and those expenses charged against the Trust Fund since the prior Valuation Date shall be allocated to such individual Account on a segregated basis.

D.	Allocation of Safe Harbor Matching Contributions and Forfeitures.

1.       Forfeitures. Forfeitures, if any, will be used in the following sequence: first, to reduce Safe Harbor Matching Contributions otherwise payable by the Employer in the year that the forfeiture first becomes available; second, to reduce Safe Harbor Matching Contributions in the following year; third to make any Plan contributions due to Participants that have returned from qualified military service that are consistent with applicable law and the terms of the Plan; fourth, to make any Plan contributions required to correct administrative errors (e.g., calculations based on incorrect data, other unforeseen errors or to make such other contributions to Participants that did not receive the appropriate contribution(s) under the terms of the Plan due to a mistake of fact); fifth, to restore previously forfeited account balances, if any; and sixth, to the extent any forfeitures remain, towards administrative expenses.

2.       Requirement to Receive Allocations. Employee Deferrals and Safe Harbor Matching Contributions are allocated regardless of whether the Employee is employed on the Anniversary Date.

3.       No Termination of Employment and Suspension of Benefits if Participant Changes Employee Status. If a Participant continues in the employ of the Employer but changes his or her employment status to a class of employees so that the Participant becomes an Inactive Participant, such change in status shall not constitute a termination of employment for purposes of this Plan.

4.       Amendments to Plan - Preservation of Accrued Benefit. Notwithstanding anything to the contrary contained in this Plan, no amendment to the Plan shall be effective to the extent that it has the effect of (i) decreasing a Participant’s Accrued Benefit derived from Employer contributions; or (ii) except as provided by Treasury Regulations, eliminating an optional form of benefit, with respect to benefits attributable to Years of Service before the amendment; provided, however, that a Participant’s Accrued Benefit may be reduced to the extent required as a condition of meeting the standards for qualification of the Plan. Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant’s vested interest in his or her Accrued Benefit determined without regard to such amendment as of the later of the date such amendment was adopted, or becomes effective.

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E.	Allocation of Employee Deferrals and Safe Harbor Matching Contributions. Employee Deferrals and Safe Harbor Matching Contributions shall be allocated in accordance with Paragraphs A, B, and D of Article III and Paragraph D.2 of this Article IV.

F.	Limitation on Allocation of Employer Contributions and Forfeitures.

1.       Limitations on Annual Additions. The limitations set forth below shall apply to the allocations to each Participant’s Accounts in any Plan Year. If the Annual Additions are exceeded for any Participant, then the Plan may correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2021-30, or any superseding guidance, including, but not limited to, the preamble of the Regulations, or by any other method specifically permitted by the Internal Revenue Service.

2.       Subject to the adjustments set forth below, and except for Catch-up Contributions under Code Section 414(v), during any Plan Year the maximum Annual Addition for any Participant shall in no event exceed the lesser of:

(a)       The Defined Contribution Dollar Limitation; or

(b)       100% of the Participant’s Section 415 Compensation for such Plan Year.

3.       The earnings limitation referred to in Paragraph 2(b) above shall not apply to (A) any contribution for medical benefits (within the meaning of Code Section 401(h) or 419A(f)(2)) after termination of employment that is otherwise treated as an Annual Addition, or (B) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1).

4.       The limitations of this Article with respect to any Participant who, at any time, has been a participant in any other defined contribution plan (whether or not terminated) or in more than one defined benefit plan (whether or not terminated) maintained by the Employer shall apply as if all such defined contribution plans or all such defined benefit plans in which the Participant has been a participant were one plan.

5.       The intent of this Paragraph F is to comply with the limitations of Code Section 415 and the Regulations thereunder, and it should be construed accordingly. Further, Code Section 415 and such Regulations are hereby incorporated by reference.

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V.	VESTING AND BENEFIT ENTITLEMENT.

A.	Vesting. Participants shall be one hundred percent (100%) fully vested at all times in their Safe Harbor Matching Contributions and Employee Deferrals.

Pre-2025 Matching Contributions and Employer Discretionary Contributions made before January 1, 2025 shall vest as follows:

1.       Full Vesting.

(a)       A Participant’s Accrued Benefit shall be fully vested at his or her Normal Retirement Date, or at the time of his or her Total Disability or death. Such Accrued Benefit shall also be fully vested upon a complete discontinuance of Employer contributions or complete or partial termination of the Plan to the extent provided in Paragraph B of Article XI.

(b)       Except for his or her Employer Discretionary Contribution Account and his or her Transfer Account, a Participant (including an Affiliate Participant) shall be fully vested at all times in his or her Accounts.

2.       Partial Vesting. A Participant whose employment terminates, or who suffers a Break-in-Service, prior to his or her Normal Retirement Date for reasons other than death or Total Disability, shall be vested in his or her Employer Discretionary Contribution Account in accordance with the following schedule:

Years of Vested Service		Vested Percentage of the Participant’s Employer Discretionary Contribution Account
Less than	2	0%
	2	25%
	3	50%
	4	75%
	5 or more	100%

3.       Vesting with the Controlled Group. If the Employer is a member of a Controlled Group, then Vesting credit shall be granted to an Employee for each Year of Service completed with the Employer and each other member of the Controlled Group.

B.	Forfeitures.

1.       Cash-Out of $7,000 or Less. A Participant who terminates employment with the Employer in any Plan Year prior to attainment of Normal Retirement Age, other than by reason of death or disability, with a vested Accrued Benefit equal to or less than $7,000, will be paid a distribution of the value of his or her entire vested Accrued Benefit and the non-vested Accrued Benefit will be forfeited. For purposes of this Paragraph, if the value of a Participant’s vested Accrued Benefit is zero, the Participant shall be deemed to have received a distribution of such vested Accrued Benefit as determined by Paragraph A.2 of Article VI.

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2.       Cash-Out of More than $7,000. If a Participant terminates employment with the Employer with a vested Accrued Benefit greater than $7,000 and the terminated Participant elects to receive the entire value of his or her vested Accrued Benefit, the non-vested Accrued Benefit will be deemed forfeited upon distribution.

3.       Re-Hire After Cash-Out. If a Participant receives a distribution pursuant to Paragraph B.1 or B.2 and resumes employment covered under this Plan and repays to the Plan the full amount distributed to the Participant before the earlier of five years after the first date on which the Participant is subsequently re-employed by the Employer or the date on which the Employee incurs five consecutive one-year Breaks-in-Service following the date of the previous distribution, then the amount that was forfeited shall be restored. If a terminated Participant who had no vested Accrued Benefit and was deemed to have received a distribution later resumes covered employment before the date the Participant incurs five consecutive one-year Breaks-in Service, the amount that was previously forfeited by such Participant will be restored to his or her Account.

A previously forfeited Account Balance shall be restored first from available forfeitures which occur in the Plan Year in which the Account Balance will be restored. If the amount of available forfeitures in such Plan Year is not sufficient to restore such previously forfeited Account Balance, the Employer shall make an additional contribution to the Plan in the amount necessary to fully establish such previously forfeited Account Balance.

C.        Limitation on Vesting Upon Re-Employment. If a terminated Participant is re-employed by the Employer, then, except as provided in this Article V, all of the Participant’s Years of Service before his or her re-employment shall be considered as Years of Service after his or her re-employment for the purpose of determining the Participant’s vested Accrued Benefit under the Plan derived from Employer contributions allocated to the Participant subsequent to his or her date of re-employment.

D.        Vesting Upon Change of Employment Status. If a Participant becomes an Inactive Participant, his or her Accrued Benefit shall continue to vest as long as he or she is an Employee of the Employer and has not incurred a Break-in-Service; provided, however, that if a Participant becomes an Inactive Participant because he or she becomes a member of a collective bargaining unit, his or her benefits under this Plan shall be reduced by past service benefits accruing to him or her under a pension, profit sharing or stock bonus plan to which the Employer is required to contribute under any such collective bargaining agreement, to the extent that such service benefits relate to the same period of time that he or she was a Participant in this Plan.

E.        Vested Interest Not Distributed. If a terminated Participant has not received a distribution or a deemed distribution of his or her vested Accrued Benefit, then his or her Accrued Benefit shall be credited with its share of Trust net earnings, gains, or losses and changes in the fair market value of the Trust assets. Such Participant shall forfeit his or her non-vested Employer Discretionary Contribution Account on the earlier of receiving a total distribution of his or her vested Accrued Benefit or incurring five consecutive one-year Breaks-in-Service.

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F.        Break-in-Service While Still Employed. If a Participant incurs a Break-in-Service but does not terminate employment with the Employer, his or her Accrued Benefit shall remain in the Trust and shall be credited with its share of Trust net earnings, gains, or losses and changes in the fair market value through the Anniversary Date next preceding distribution and forfeiture, if any.

G.        Effect of Break-in-Service - Vested Participant. If a Participant has five consecutive one-year Breaks-in-Service, he or she shall not have credited to him or her Years of Service accrued subsequent to such Break-in-Service for purposes of determining his or her vested interest in his or her Accrued Benefit derived from Employer contributions credited prior to such Break-in-Service.

H.        Effect of Break-in-Service - Non-Vested Participant. If a Participant does not have a vested interest in any portion of his or her Accrued Benefit at the time a Break-in-Service occurs, Years of Service prior to the Break-in-Service shall not be taken into account in determining the Participant’s vested interest in his or her Accrued Benefit if the number of consecutive one year Breaks-in-Service equals or exceeds the greater of five consecutive one year Breaks-in-Service or the aggregate number of Years of Service prior to the Break-in Service.

If a former Participant has five or more consecutive one-year Breaks-in-Service, his or her Years of Service prior to such Breaks-in-Service shall be taken into account in determining the former Participant’s vested interest in his or her Accrued Benefit only if either:

(i)       Such former Participant had a vested interest in his or her Accrued Benefit at the time of his or her termination of employment; or

(ii)       Upon his or her reemployment, the number of consecutive one-year Breaks-in-Service is less than the number of Years of Service completed prior to the Break-in-Service.

Separate Accounts shall be maintained for the Participant’s pre-Break and post Break Accrued Benefit and both Accounts shall share in the allocation of Trust earnings and losses as provided in Article IV.

With respect to any former Participant whose prior service is not disregarded under the Break-In-Service rules in effect prior to the first Plan Year beginning after December 31, 1984, whether the Plan may subsequently disregard the years of service is governed by the provisions of this Paragraph.

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I.        Limitation on Right to Amend Vesting Schedule. Any amendment changing the vesting schedule shall:

1.       Not cause any Participant’s vested interest in such Participant’s Accrued Benefit derived from Employer contributions to be less than such Participant’s vested interest on the day before such amendment becomes effective; and

2.       Permit any Participant having at least three Years of Service the option to elect, irrevocably, within a reasonable period after the adoption of such amendment, to have such Participant’s vested interest determined without regard to said amendment (that is, in accordance with the vesting schedule in effect prior to such amendment). The election period shall begin on the date the amendment is adopted and end not earlier than 60 days after the latest of: (a) the adoption date; (b) the effective date; or (c) the date written notice of the right of election is given to the Participant. For purposes of this Paragraph I.2, predecessor service with First Los Angeles Bank shall be disregarded.

For purposes of this Paragraph I.2, predecessor service with Ventura County National Bank, Frontier Bank, N.A., and Riverside National Bank shall be disregarded. Effective January l, 1998, for purposes of this Paragraph I.2, predecessor service with Harbor Bank shall be disregarded.

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VI.	DISTRIBUTION OF BENEFITS.

A.        Distribution - Other Than Death. The Committee shall direct the Trustee to distribute to a Participant the amount of his or her Accrued Benefit, to the extent it is then vested in him or her, as a result of the Participant’s termination of employment, including: (1) termination of employment for any reason other than death or Total Disability before the Normal Retirement Date; (2) Total Disability before Normal Retirement Date; or (3) retirement on or after Normal Retirement Date. Such vested Accrued Benefit shall be determined as of the Valuation Date immediately preceding the Participant’s distribution or as of a more recent date if allowed by the investment funds selected by the Participant on such date as provided under Article IV. Such vested Accrued Benefit shall be distributed at the time and in the manner elected by the Participant from the options set forth below. A Participant’s Accrued Benefit, including his or her Employee Deferrals, Employee After-Tax Contributions, Pre-2025 Matching Contributions, Safe Harbor Matching Contributions, Employer Discretionary Contributions, Qualified Nonelective Employer Contributions, Rollover Contributions, and earnings attributable to these contributions shall be distributable on account of the Participant’s termination of employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a termination of employment before such amounts may be distributed.

1.       Methods of Distribution. Vested Accrued Benefits shall be distributed in accordance with any combination of the following:

(a)       In the event of termination of employment for any reason before, on, or after Normal Retirement Date, the Participant’s vested Accrued Benefit shall be distributed in one of the following methods, as elected by such Participant.

(i)       Single Sum. The payment of the Participant’s vested Accrued Benefit in a lump sum.

(ii)       Installments. The payment of the Participant’s vested Accrued Benefit in a series of installments. The election of installments shall be irrevocable; provided, however, that a Participant or a Beneficiary who elects installment payments may, at times after such payments commence, modify the amount of installment payments or elect to receive the remaining value of any unpaid installments in a lump sum by filing a request with the Plan Administrator on such form or forms as it may prescribe. In the event that the Participant or a Beneficiary who elected installment payments dies before all installments have been paid, the remaining value of any unpaid installments shall be paid in an immediate cash lump sum to his or her Beneficiary.

(iii)       Partial Distribution. A Participant whose vested Accrued Benefit exceeds $7,000 may elect a partial distribution of any portion of his or her vested Accrued Benefit in a lump sum amount at any time, and from time to time, after his or her termination of employment. Such election shall be made in accordance with such administrative procedures and with such advance notice as the Committee requires under rules uniformly applicable to all Participants similarly situated. The minimum partial distribution made pursuant to the provisions of this subparagraph (iii) shall be $7,000. All partial distributions made pursuant to this subparagraph (iii) will be allocated on a pro-rata basis between and among each of the Participant’s investment funds as of the date of such partial distribution, including the Royal Bank of Canada Common Stock Fund.

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(b)       All distributions shall be made in cash; provided, however, a Participant or his or her Beneficiary may elect to receive, subject to the provisions of paragraph (a) above, the distribution of his or her amounts invested in the Royal Bank of Canada Common Stock Fund. Also, distribution of that portion of a Participant’s vested Accrued Benefit segregated in an individually directed account (as set forth in Article IX.B.) may be paid in cash or in cash and/or kind.

2.       Time of Distributions. Distributions to Participants upon employment termination prior to Normal Retirement Date shall be made as soon as administratively feasible after his or her employment termination date.

3.       Distribution Consent Requirements.

(a)       Immediate Distribution. Except as provided in this subparagraph 3(a), the distribution described in Paragraph A shall be made as soon as administratively practicable after the Participant incurs a termination of employment if the value of his or her vested Accrued Benefit is less than or equal to $7,000 or if the Participant's termination of employment occurs on or after his or her Normal Retirement Date. The Participant may elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover.

(b)       Direct Rollover. If, at the time of a Participant's termination of employment, the Vested portion of his or her Accrued Benefit is greater than $1,000 but equal to or less than $7,000 and the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Paragraph A.1, then the Plan Administrator will direct the distribution of the Participant's vested Accrued Benefit in a direct rollover to an individual retirement plan designated by the Plan Administrator.

(c)       Vested Accrued Benefit Exceeding $7,000. If a Participant incurs a termination of employment prior to his or her Normal Retirement Date and the value of his or her vested Accrued Benefit exceeds $7,000, the Participant may elect a distribution of his or her vested Accrued Benefit as soon as administratively practicable following termination of employment in one of the methods of payment described in Paragraph A.1 of this Section. Alternatively, the Participant may specify a date on which his or her vested Accrued Benefit will be paid, provided such date is not later than the latest date provided in Paragraph A.6 of this Section. If the Participant does not elect to receive his or her vested Accrued Benefit upon termination of employment and fails to specify a date upon which his or her vested Accrued Benefit will be paid, it will be deemed that the Participant elected to defer receipt of his or her vested Accrued Benefit beyond his or her Normal Retirement Date to the latest date provided in Paragraph A.6 of this Section. A Participant may, at any time prior to the date his or her Plan distribution is to commence, rescind such deemed election by requesting a distribution.

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For purposes of the foregoing, the value of a Participant’s nonforfeitable account balance shall be determined including that portion of the account balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

4.       Restriction on Alternate Form of Benefits. No distributions shall be made in the form of a life annuity. If a Participant elects installments pursuant to subparagraph 1(a)(ii) above, his or her installment payments shall be payable not less frequently than annually over a period not to exceed one of the permissible periods set forth in Paragraph O.

5.       Notice Requirement. The Committee shall notify the Participant in writing, no less than 30 days and no more than 180 days before the proposed payment date, of the Participant’s right to defer benefits, and the right to the applicable alternative methods of payment as described in Paragraph A.1 of this Article VI. The description of a Participant’s right to defer receipt of a distribution will include a description of the consequences of failing to defer receipt of the distribution.

A Participant shall be furnished with a general description of all the eligibility conditions and other material features of the alternative methods of payment within the time period as stated above. Written consent of the Participant to a distribution must be made after the Participant receives such notice and must not be made more than 180 days before the actual payment date.

The distribution of a Participant’s vested Accrued Benefit shall be made no sooner than 30 days following the receipt of such notice by the Participant, unless such Participant waives the 30 day waiting period by returning his or her election sooner; provided, however, that the Participant shall be given the opportunity to consider the decision whether or not to elect a direct transfer for at least 30 days after the notice is provided and the Committee shall provide information to the Participant clearly indicating that the Participant has a right to the 30 day waiting period for making his or her decision.

6.       Commencement of Benefits.

Distribution to any Participant who is a 5%-Owner of his or her vested Accrued Benefit shall commence not later than the first day of April following the calendar year in which the Participant attains age 73 (70½ for Participants born before July 1, 1949 and 72 for Participants born on or after July 1, 1949 and before January 1, 1951). Distribution to a Participant who is not a 5%-Owner shall commence on the April 1 of the calendar year following the later of the calendar year in which the employee attains age 73 (70½ for Participants born before July 1, 1949 and 72 for Participants born on or after July 1, 1949 and before January 1, 1951) or the calendar year after the Employee’s termination of employment. The date determined above, as applicable, shall be the Participant’s Required Beginning Date. A Participant who is not a 5%-Owner and who has not terminated employment may elect, not later than the first day of April following the calendar year in which the Participant attains age 73 (70½ for Participants born before July 1, 1949), to commence distribution of his or her vested Accrued Benefit upon attainment of age 73 (70½ for Participants born before July 1, 1949 and 72 for Participants born on or after July 1, 1949 and before January 1, 1951), even though such Participant has not terminated employment at that point in time. All elections under this Paragraph A.6 shall be irrevocable.

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With respect to distributions on or after January 1, 2003, the distribution timing provisions of Paragraph Q shall apply.

7.       Incidental Benefit Rule. The Committee shall ensure that all distributions required under this Article shall be made and determined in accordance with the final Regulations under Code Section 401(a)(9), including the minimum distribution and incidental benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder herein incorporated by references.

8.       Distribution on Total Disability. Notwithstanding Paragraph A.2 of this Article VI, if a Participant terminates employment as a result of Total Disability, he or she shall be eligible for the payment of his or her Accrued Benefit as soon as administratively feasible after such termination, provided that the Participant shall make a written application for and submit to the Employer sufficient evidence to establish his or her Total Disability.

9.       Qualified Domestic Relations Orders. Notwithstanding anything to the contrary contained herein, the Committee or its delegate shall direct the Trustee to make a distribution to an alternate payee in accordance with a Qualified Domestic Relations Order, and such distribution may be made, notwithstanding the age or continued employment of the Participant who is a party to such Order, at any time after the Order is filed with the court, served on the Plan, approved by the Committee or its delegate, and the alternate payee executes release forms, withholding forms and any other documents, forms or papers that the Committee deems necessary and desirable.

A spouse who is an alternate payee under a Qualified Domestic Relations Order shall have the right to elect any method of payment described in Paragraph A.1 of this Article VI that would be available to the Participant who is a party to such order.

B.        In-Service Distributions

1.       Withdrawal of Rollover Contributions. Despite any other provision of the Plan, a Participant who is still an Employee may elect to withdraw all or any portion of the balance of his or her Rollover Contribution Account. Any such withdrawal shall be paid only in the form of a cash lump sum other than Employer Stock or segregated individually directed accounts.

2.       In-service Roth Conversion Withdrawals. Despite any other provision of the Plan, (i) a Vested Participant (as defined below) may elect to withdraw all or any portion of the balance of his or her Accounts, other than his or her Employee Deferral Account, Qualified Nonelective Employer Contribution Account, Safe Harbor Matching Contribution Account, Roth Conversion Account, Roth Employee Deferral Account, and Roth Rollover Contribution Account, even though he or she is still an Employee, and (ii) an Age 59½ Participant (as defined below) may elect to withdraw all or any portion of the balance of his or her Employee Deferral Account, Qualified Nonelective Employer Contribution Account, and Safe Harbor Matching Contribution Account, even though he or she is still an Employee. Any such withdrawal shall be paid only in the form of a transfer to such Participant’s Roth Conversion Account as an in-Plan Roth conversion under Code Section 402A(c)(4) and Paragraph P.7 of this Article VI.

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A “Vested Participant” shall mean a Participant who is fully (100%) vested under Paragraph A of Article V and who has been a Participant for at least 60 months since his or her Entry Date. An “Age 59½ Participant” shall mean a Participant who has reached at least age 59½ before the time of the withdrawal.

3.       In-service Withdrawals at Age 59½ or Later. Despite any other provisions of the Plan, an Age 59½ Participant (as defined in paragraph 11 above) may elect to withdraw all or any portion of the balance of his or her Vested Accounts (as defined below), even though he or she is still an Employee. Any such withdrawal shall be paid only in the form of a cash lump sum other than Employer Stock or segregated individually directed accounts.

A “Vested Account” shall mean an Account which is fully (100%) vested under Paragraph A. of Article V of the Plan.

C.        Distribution at Death.

1.       Amount Payable. If a Participant ceases participation under the Plan by reason of his or her death prior to the payment of benefits, or if the Trustee holds any unpaid balance of the Participant’s Accrued Benefit pursuant to Paragraph A above at such Participant’s death, the Committee shall direct the Trustee to pay to the Participant’s Surviving Spouse within a reasonable time the unpaid amount of his or her vested Accrued Benefit, and any interest payable thereon under Paragraph A of this Article VI. The Surviving Spouse may elect to receive his or her vested Accrued Benefits within 90 days after the date of death. If there is no Surviving Spouse, or if the Spouse has made a valid Waiver Election, then payments shall be made to the Participant’s Designated Beneficiary.

2.       Timing of Death Distributions. Upon the death of a Participant, the distribution timing provisions of Paragraph P shall apply.

3.       Lack of Designation. If such deceased Participant had filed with the Committee a document naming a Designated Beneficiary, but failed to designate the form in which benefit payments are to be made, then the Committee shall direct the Trustee to distribute to such Designated Beneficiary the unpaid amount of the Participant’s Accrued Benefit as determined above, in such one or more ways as permissible under Paragraph A.1 of this Article VI. If such deceased Participant failed to name a Designated Beneficiary, or if no Designated Beneficiary survives him or her, then the unpaid amount of the Participant’s Accrued Benefit shall be paid to the Designated Beneficiary pursuant to the priorities set forth in Article VII of the Plan.

4.       Proof of Death. Upon the death of a Participant, the Committee may, but need not, require the personal representative of the Participant’s estate and/or the Designated Beneficiary to furnish proof of death and such tax release forms and any other forms, papers or documents as are deemed appropriate by the Committee prior to making any payment of death benefits.

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5.       Proof of Surviving Spouse. The Committee shall withhold and shall not authorize the distribution of death benefits until such time as the Committee can determine the existence and/or identity of a Surviving Spouse or any other non-spouse Beneficiary. If the Committee cannot determine to its reasonable satisfaction the identity of the person or persons to whom such death benefits should be distributed within a reasonable time after the date of death of the Participant, then the Committee shall not authorize the distribution of such death benefits but shall hold such death benefits in trust until the identity of such Surviving Spouse or other Beneficiary is finally determined. If necessary, the Committee shall file a complaint for interpleader and declaratory relief requesting that the court determine the identity of any persons who are entitled to payment of such benefits.

6.       Dissolution of Marriage. Upon the Committee’s being provided with written notice of the dissolution of marriage of a Participant, any designation of such Participant’s former spouse as a Designated Beneficiary shall be treated as though the Participant’s former spouse had predeceased the Participant, unless prior to the payment of benefits on behalf of such Participant (i) the Participant executed another Beneficiary designation after the date of such dissolution that clearly names such former spouse as a Designated Beneficiary, or (ii) a Qualified Domestic Relations Order is presented to the Committee that explicitly requires that the former spouse be treated as a Designated Beneficiary. In any case in which the Participant’s former spouse is treated under the Participant’s Beneficiary designation as having predeceased the Participant, no heirs or other Designated Beneficiaries of the former spouse (other than heirs or other Designated Beneficiaries of the Participant) shall receive benefits from the Plan as a Designated Beneficiary of the Participant, except as otherwise provided in the Participant’s Beneficiary designation.

D.        Restrictions on Distributions. Distributions shall be made to Participants only as specified in the Plan.

E.        Time of Distribution. Unless the Participant elects to defer receipt of his or her Accounts, distribution to a Participant shall occur no later than 60 days after the close of the Plan Year in which the Participant reaches Normal Retirement Age or terminates employment, whichever is later. However, the failure of a Participant, or his or her Spouse in the event of the death of the Participant, to consent to a distribution shall be deemed an election to defer the commencement of payment of any benefit until the Participant or his or her Spouse submits a written consent to the Committee.

Notwithstanding anything herein to the contrary, any deferral of benefit shall not violate Code Sections 401(a)(9) and 415 including the failure to consent to a distribution by the Participant and the Spouse where applicable.

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F.        Pre-TEFRA Designations. Notwithstanding Paragraphs A, C and D of this Article VI, each Participant or his or her Designated Beneficiary who made a timely designation pursuant to Section 242(b)(2) of TEFRA shall have had the right and power to elect, by written designation delivered to the Committee, the time for commencement of and the form of distribution of his or her Accrued Benefit or Transferred Account; provided, however, that any such designation must have been consistent with the provisions of ERISA, the Code and Notice 83-23 in effect at the time the designation was made and shall comply with the spousal consent requirements of REACT; provided, further, however, that such Participant or his or her Designated Beneficiary may have selected the following form of distribution in addition to those set forth in Paragraph A of this Article VI and the Trustee shall pay the Participant’s benefits accordingly:

Payment in a series of cash installments, not less frequently than annually, over a period of time equal to twice the future life expectancy of the Participant determined as of the date payment of benefits commence, or if the Participant is married at such date, over the greater of twice the life expectancy of the Participant or his or her Spouse. Expected Return Multiple Tables I and II of Section 1.72-9 of the Treasury Regulations shall determine the number of years of future life expectancy.

If a designation is revoked subsequent to the date distributions are required to commence, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the Regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (such as altering the relevant measuring life). If an amount is transferred or rolled over from one plan to another, the rules in the final Regulations shall apply.

G.        Hardship Distributions. The Participant may apply for a hardship distribution of his or her Employee Deferrals and Rollover Contribution Account, by filing a written application with the Committee. In granting a hardship distribution, the Committee shall follow nondiscriminatory and objective standards in determining whether a Participant is entitled to a hardship distribution. These nondiscriminatory and objective standards are as follows:

Any hardship distribution may only be made if it is necessary to satisfy an immediate and heavy financial need of the Participant. A hardship distribution shall not exceed the amount necessary to relieve the need nor shall such hardship distribution be made to the extent that the need may be satisfied from other reasonable financial resources available to the Employee.

The following shall be deemed immediate and heavy financial need:

l.       Payments of medical expenses incurred by the Participant and the Participant’s spouse, dependents, and primary Beneficiary, or payments necessary for those persons to obtain medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income).

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2.       Payments (excluding mortgage payments) directly related to the purchase of a principal residence for the Participant.

3.       Payments of tuition, related educational fees, and room and board expenses for up to 12 months of post-secondary education for the Participant and the Participant’s spouse, children, dependents, and primary Beneficiary.

4.       Payments to prevent the Participant’s eviction from the Participant’s principal residence.

5.       Payments to prevent a foreclosure on the Participant’s mortgage of the Participant’s principal residence.

6.       Payments for funeral or burial expenses for the Participant’s deceased parent, spouse, child, dependent, or primary Beneficiary.

7.       Expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code section 165 (determined, as of January 1, 2020, without regard to Code Section 165(h)(5) and whether the loss exceeds 10% of adjusted gross income).

8.       Effective January 1, 2022, expenses and losses (including loss of income) incurred by the employee on account of a disaster declared by the Federal Emergency Management Agency (“FEMA”) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-107, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

9.       Such other expenses that the Commissioner of the Internal Revenue Service deems to be an immediate and heavy financial need through the publication of revenue rulings, notices, and other documents of general applicability.

9-A.    A Participant’s “primary Beneficiary” means an individual named as a Beneficiary under the Plan who has an unconditional right to all or a portion of such Participant’s Account balance under the Plan upon such Participant’s death.

10.       Effective January 1, 2020, a withdrawal on account of hardship may be treated as necessary to satisfy a financial need if the Committee reasonably relies upon the Employee’s representation in a form satisfactory to the Committee, and the Committee does not have actual knowledge to the contrary, that the Participant has insufficient cash or other liquid assets reasonably available to satisfy the financial need, including that such need cannot be relieved by:

(a)       Reimbursement or compensation by insurance or otherwise.

(b)       By reasonable liquidation of the Employee’s assets to the extent such liquidation would not itself cause any immediate and heavy financial need.

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(c)       By other distributions from plans maintained by the Employer, or by any other Employer, or by borrowing from commercial sources on reasonable commercial terms. An Employee’s resources shall be deemed to include those assets of his or her Spouse and minor children that are reasonably available to the Employee.

11.       A hardship withdrawal will be deemed necessary to satisfy the financial need if it meets the following conditions:

(a)       The hardship withdrawal is not in excess of the amount of the immediate and heavy financial need of the Employee. The amount of an immediate and heavy financial need may include amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such hardship withdrawal.

(b)       The Employee has obtained all distributions (including cash dividends, but not hardship withdrawals or loans) currently available under the Plan and all other plans, including nonqualified plans, maintained by any member of the Controlled Group of which the Employer is a member.

(c)       In the case of a hardship withdrawal before January 1, 2019, the Employee’s Employee Deferrals and Employee After-Tax Contributions, other than mandatory Employee After-Tax Contributions made to a defined benefit plan, will be suspended for at least six months after receipt of the hardship withdrawal under this Plan and all other qualified and non-qualified plans of deferred compensation, including the cash and deferred arrangement that is part of a cafeteria plan and excluding any health or welfare plans, including one that is part of a cafeteria plan, maintained by the Employer. Despite the foregoing, a Participant who receives a hardship withdrawal in the second half of 2018 shall have his or her contributions suspended only through the end of the payroll period that includes December 31, 2018.

12.       A hardship distribution shall be made based on a Participant’s Employee Deferrals and the value of his or her Rollover Contribution Account as of the Valuation Date immediately preceding the date of such hardship distribution.

13.       Effective January 1, 2019, Qualified Nonelective Employer Contributions may be withdrawn pursuant to this Paragraph G, as well as the earnings on them and on Employee Deferrals.

14.       A Participant who is both an Employee and a Qualified Individual may, during the period beginning May 4, 2020 and ending December 31, 2020, elect to withdraw from his or her Employee Deferrals and Rollover Contribution Account pursuant to this Paragraph G, an amount which is not more than $100,000, pursuant to section 2202(a) of the Cares Act during the 2020 calendar year. Notwithstanding any other provision of the Plan to the contrary, effective May 4, 2020, with the Committee’s prior approval and in accordance with the procedures and rules prescribed by the Committee, in accordance with Article III of the Plan, as modified by this Article VI, and section 2202(a)(3) of the Cares Act, any Participant who is an Eligible Employee may contribute all or any part of a hardship distribution under this Paragraph G that is a “coronavirus-related distribution,” as defined under section 2202(a) of the Cares Act, provided the Eligible Employee demonstrates to the Committee’s satisfaction that the “coronavirus-related distribution” is eligible for tax-free rollover treatment. Such a contribution may be made to the Plan at any time during the three year period beginning on the day after the date on which the “coronavirus-related (hardship) distribution” was received, in an aggregate amount not to exceed the amount of such distribution, as described in section 2202(a)(3) of the Cares Act. The repayment shall be treated as a rollover to the Plan in accordance with Article III of the Plan. Notwithstanding the foregoing, any “coronavirus related distribution” (whether from an employer retirement plan or an individual retirement account) paid to a Participant as a beneficiary of an employee or individual retirement account owner (other than the surviving spouse of the employee or individual retirement account owner) cannot be repaid to the Plan.

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“Qualified Individual” means an individual: (a) who is diagnosed with, or whose spouse or dependent (as defined in Code Section 152) is diagnosed with, the virus SARS-CoV-2 or with coronavirus disease 2019 (collectively, “Covid-19”) by a test approved by the Centers for Disease Control and Prevention (including a test authorized under the Federal Food, Drug, and Cosmetic Act); or (b) who experiences adverse financial consequences as a result of: (i) the individual, the individual’s spouse or a member of the individual’s household (as defined below) being quarantined, being furloughed or laid off, or having work hours reduced due to Covid-19; (ii) the individual, the individual’s spouse or a member of the individual’s household being unable to work due to lack of childcare due to Covid-19; (iii) closing or reducing hours of a business owned or operated by the individual, the individual’s spouse or a member of the individual’s household due to Covid-19; (iv) the individual, the individual’s spouse or a member of the individual’s household having a reduction in pay (or self-employment income) due to Covid-19 or having a job offer rescinded or start date for a job delayed due to Covid-19; or (v) other factors as determined by the Secretary of the Treasury (or the Secretary’s delegate). Notwithstanding the foregoing, (b)(i) – (iv) above shall be effective with respect to the individual’s spouse or a member of the individual’s household as of June 19, 2020. A member of the individual’s household is someone who shares the individual’s principal residence. The Benefits Committee may rely on a Participant’s certification that the Participant satisfies the conditions to be a Qualified Individual.

H.       Withdrawals for Federally Declared Disasters. The Participant may withdraw any part of his or her Account as a Qualified Disaster Recovery Distribution by filing a written application with the Committee. A Qualified Disaster Recovery Distribution made pursuant to Paragraph H of this Article VI shall not be subject to the 10% penalty tax described under Code Section 72(t)(1).

1.       Unless the Participant elects otherwise, any Qualified Disaster Recovery Distribution that would be included in the Participant’s gross income for the taxable year of the distribution shall be included in gross income ratably over a three-year period beginning in the year of the distribution. The distribution will be reported as taxable income to the Participant on Form 1099-R for the year of the distribution, but is not treated as an eligible rollover distribution.

2.       The aggregate amount of Qualified Disaster Recovery Distributions to a Qualified Disaster Individual with respect to any Qualified Disaster shall not exceed $22,000.

3.       Subject to the dollar limits stated above, a Qualified Disaster Recovery Distribution may be withdrawn from the Participant’s Accounts.

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4.       The Benefits Committee may rely on a Participant’s written certification (including a written certification submitted by using an electronic medium as defined in Treasury Regulation Section 1.401(a)-21(d)) that he or she is eligible to receive a Qualified Disaster Distribution.

5.       A Participant who is eligible to make Rollover Contributions to the Plan pursuant Article III Paragraph K may recontribute the amount withdrawn from the Plan as a Qualified Disaster Recovery Distribution at any time during the three-year period beginning on the day following the date the distribution was processed.

6.       Pursuant to rules and procedures established by the Benefits Committee, Participants may recontribute qualified first-time homebuyer distributions taken to purchase or construct a principal residence in a Qualified Disaster Area, which was not so used due to the Qualified Disaster with respect to such area, and which was received during the period beginning on the date which is 180 days before the first day of the Incident Period of such Qualified Disaster and ending on the date which is 30 days after the last day of such Incident Period. The recontribution may be made during the period beginning on the first day of the Incident Period of such Qualified Disaster and ending on the date which is 180 days after the later of the first day of the Incident Period or the date of the disaster declaration for such Qualified Disaster.

7.       Definitions:

(a)       “Qualified Disaster” means any disaster with respect to which a major disaster has been declared by the President under Section 401 of the Robert T. Stafford Disaster Relief and Emergency Assistance Act after December 27, 2020.

(b)       “Qualified Disaster Recovery Distribution” means a distribution in accordance with Code Section 72(t)(11) that is made at any time during the period beginning on the first day of the Incident Period and ending before the date that is 180 days after the later of the first day of the Incident Period or the date of the disaster declaration for such Qualified Disaster, to a Qualified Disaster Individual.

(c)       “Qualified Disaster Area” means the area with respect to which the Qualified Disaster was declared subject to applicable guidance issued by the Internal Revenue Service.

(d)       “Qualified Disaster Individual” means an individual whose principal place of residence at any time during the Incident Period for such Qualified Disaster is located in the Qualified Disaster Area and who has sustained an economic loss by reason of such Qualified Disaster.

(e)       “Incident Period” means the period specified by the Federal Emergency Management Agency as the period during which such Qualified Disaster occurred.

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I.       Loans to Participants. The Committee shall only permit loans to Active Participants. Loans may be made from the Participants’ Accounts. The Committee may, in its sole discretion and upon written application of a Participant or his or her beneficiaries on a form provided by the Committee, direct the Trustee to make a loan or loans to such Participant in a total amount not to exceed 50% of the vested account balance of the Participant’s Accounts; provided that the policy with respect to making any such loan or loans shall be uniformly and non-discriminatorily applied and shall not be made available to Highly Compensated Employees, officers or shareholders in any amount greater than the amount made available to other Employees. In no event shall the Committee be required to make any such loans. In determining such limitation, the Committee shall take into account the balance of such loan or loans and the balance of all outstanding loans to the Participant under this Plan or any other qualified plan of the Employer. Any loans shall be (i) for a specific term, which shall not exceed five years (15 years if the loan is used to acquire any dwelling unit that is used or within a reasonable time (determined at the time the loan if made) will be used as the principal residence of the Participant); (ii) adequately secured in the event of a default by the Participant’s vested Accrued Benefit; and (iii) evidenced by the Participant’s promissory note bearing interest at the rate equal to the prevailing interest rate charged by persons in the business of lending money for loans made under similar circumstances.

In no event shall the outstanding principal balance of all loans to any Participant exceed $50,000 reduced by the excess (if any) of (i) the highest outstanding balance of all loans to such Participant during the one-year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of all loans to such Participant on the date on which such loan is made. For all purposes under this paragraph, when determining a Participant’s outstanding loan balances, all outstanding loans to such Participant from all qualified plans maintained by a member of the Controlled Group shall be considered.

The Committee shall establish a written program which contains the following requirements:

1.       The identity of the person or positions authorized to administer the loan program.

2.       A procedure for applying for a loan.

3.       The basis on which loans will be approved or denied.

4.       Limitations, if any, on the types and amount of the loan offered.

5.       The procedures for determining a reasonable rate of interest.

6.       The type of collateral which may secure a Participant’s loan.

7.       The events constituting default and causing acceleration and the steps that will be taken to preserve plan assets in the event of any such events.

In addition to any acceleration provisions contained in the promissory note, a Participant’s loan shall be subject to the default and acceleration provisions set forth in the Committee’s written loan program referenced above.

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Loans to Participants shall be paid by after-tax payroll deductions, except as otherwise provided in the Committee’s written loan program. Each loan requested must be for a minimum of $1,000. A maximum of one loan per Participant may be outstanding at any time. Any Affiliate Participant who has more than one outstanding loan as of January 1, 2019, may exceed the foregoing one-loan maximum until such time such pre-existing loan or loans in excess of one are repaid. Any Plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.

Notwithstanding any other provision of the Plan to the contrary, a Participant who is both an Employee and a Qualified Individual (as defined in paragraph H) may request to borrow from his or her Accounts in accordance with the procedures and rules prescribed by the Committee and at such times and with such advance notice as prescribed by the Committee, in accordance with section 2202(b)(1) of the Cares Act, at any time during the period beginning March 27, 2020 up to and including September 22, 2020, in accordance with the provisions of this Paragraph I, the terms of which shall be modified as follows. Paragraph I shall be applied by substituting “$100,000” for “$50,000”, and by substituting “100%” for “50%”. Repayments initially may be suspended up to 12 months and the five year maximum loan term shall be extended by the period of suspension.

Notwithstanding any other provision of the Plan to the contrary, with the Committee’s prior approval and in accordance with the procedures and rules prescribed by the Committee and section 2202(b)(2) of the Cares Act, if a Participant who is a Qualified Individual has an outstanding loan under this Paragraph I, and the due date for any payment with respect to such loan occurs during the period beginning March 27, 2020 and ending December 31, 2020, the Participant may elect to suspend his or her loan payments for any period beginning not earlier than March 27, 2020, and ending not later than December 31, 2020. The loan repayments must resume upon the end of the suspension period, and the term of the loan may be extended by the duration of such suspension period. At the end of the suspension period, the monthly loan payment amount shall be recomputed, including any interest accrued during the suspension period, and the recomputed amount shall be payable for the balance of the term of the loan (as extended, if applicable).

J.       Distributions to Incompetent Persons. The Committee may direct the Trustee to distribute the benefits of any Participant pursuant to the instructions of any person named by such Participant in a durable power of attorney which, on its face, appears to be valid and enforceable, or the legal guardian or conservator of such Participant, or the custodian of such Participant’s assets under the Uniform Gifts to Minors Act (or the comparable law of any state in which such Participant resides).

K.       Non-liability. Any payment to a Participant or Designated Beneficiary, or to the legal representative of a Participant or Designated Beneficiary, in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims under this Plan against the Trustee, the Committee and the Employer, any of whom may require such Participant, legal representative or Beneficiary, as a condition precedent to such payment, to execute a receipt and release thereof or in such form as shall be determined by the Trustee, the Committee, or the Employer, as the case may be. The Employer does not guarantee the Trust, the Participants, former Participants or their Designated Beneficiaries against loss of or depreciation in value of any right or benefit that any of them may acquire under the terms of this Plan. All of the benefits payable under this Plan shall be paid or provided solely from the Trust, and the Employer does not assume any liability or responsibility for payment of such benefits.

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L.       Benefit Claims Procedure.

1.       Presentation of Claim. Any Participant or Beneficiary of a deceased Participant or duly authorized representative of either (such Participant or Beneficiary or duly authorized representative being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts (i) credited to (or deducted from) such Claimant’s Accounts, or (ii) distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the benefit determination desired by the Claimant.

2.       Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but not later than 90 days after receipt of the claim by the Plan, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. Once the benefit determination is made in accordance with the foregoing, the Committee shall notify the Claimant in writing:

(a)       that the Claimant’s requested benefit determination has been made, and that the claim has been allowed in full; or

(b)       that the Committee has reached a conclusion adverse, in whole or in part, to the Claimant’s requested benefit determination. The Committee’s notice of adverse benefit determination must be written in a manner calculated to be understood by the Claimant, and it must contain:

(i)       the specific reason(s) for the adverse benefit determination;

(ii)       reference to the specific provisions of the Plan upon which such adverse benefit determination was based;

(iii)       a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)       a description of the Plan’s claim review procedures set forth below and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

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3.       Review of a Denied Claim. Within 60 days after receiving a notice from the Committee of an adverse benefit determination, a Claimant may file with the Board a written request for a review of such adverse determination. Thereafter, but not later than 30 days after the review procedure began, the Claimant:

(a)       may submit written comments, documents, records, and other information relating to the claim for benefits;

(b)       shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and

(c)       may request a hearing, which the Board, in its discretion, may grant.

The Board shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

4.       Decision on Review. The Board shall render its decision on review within a reasonable time, and not later than 60 days after the receipt of the Claimant’s review request, unless a hearing is held or other special circumstances require additional time, in which case the Board’s decision must be rendered within 120 days after the receipt of the Claimant’s review request. If the Board determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Board expects to render the benefit determination on review. The Board’s decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)       specific reasons for the decision;

(b)       reference to the specific Plan provisions upon which the decision was based;

(c)       a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits;

(d)       a statement of the Claimant’s right to bring an action under ERISA Section 502(a) concerning an adverse benefit determination; and

(e)       such other matters as the Board deems relevant.

For purposes of this Article, a document, record, or other information shall be considered “relevant” to a Claimant’s claim if such document, record, or other information was relied upon in making the benefit determination; was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or demonstrates compliance with the administrative processes and safeguards required under ERISA in making the benefit determination.

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M.       Claims of Total Disability.

(a)       This Paragraph M shall apply to any claim concerning whether a Participant has suffered a Total Disability under the Plan, notwithstanding any contrary provision of Paragraph M. To the extent they do not conflict with the provisions of this Paragraph M, the other provisions of Paragraph K shall continue to apply to such a claim.

(b)       The 90-day period described in Paragraph L.2 of these procedures shall be reduced to 45 days in the case of a claim of the Participant’s Total Disability. This 45- day period may be extended by 30 days if the Committee determines the extension is necessary due to circumstances outside the control of the Committee, and the Claimant is notified prior to the end of the 45-day period of the circumstances requiring the extension and the date upon which the Committee expects to render a decision. If prior to the end of the 30-day extension period, the Committee determines that additional time is necessary due to circumstances beyond the Committee’s control, the period may be extended for a second 30-day period, provided the Claimant is notified prior to the end of the first 30-day extension period and such notice specifies the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any extension of time under this Paragraph, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the Claimant shall be afforded at least 45 days within which to provide the specified information. In addition to the items specified in subparagraph L.2(b), the Committee’s notice of adverse benefit determination must contain the following:

(i)       if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse benefit determination, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse benefit determination and that a copy of such rule, guideline, protocol, or other similar criterion will be provided free of charge to the Claimant upon request; and

(ii)       if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

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(c)       A Claimant shall have 180 days from an initial adverse benefit determination in which to file an appeal. Any review of an appeal of a determination with respect to the Participant’s Total Disability must meet the following standards in addition to those otherwise set forth in Paragraph L: (i) the review shall not afford deference to the initial adverse determination; (ii) the review must be conducted by an appropriate person or entity who is neither the party who made the initial adverse benefit determination that is the subject of the appeal nor a subordinate of such party; (iii) the review provides for the appropriate person to consult with health care professional(s) with appropriate training and experience in the field of medicine involved in the medical judgment in deciding the appeal of an adverse benefit determination that is based in whole or in part on a medical judgment, and such health care professional(s) shall be neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual; (iv) and the review provides for the identification of the medical or vocational experts whose advice was obtained in connection with the Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the determination.

(d)       The 60-day period described in Paragraph L.4 of these procedures shall be reduced to 45 days with respect to the appeal of the denial of the Participant’s claim of Total Disability. The initial 45-day period may be extended by an additional 45 days in accordance with Paragraph L.4. In addition to the items specified in Paragraph L.4, the Board’s notice of adverse benefit determination must contain the following:

(i)       if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse benefit determination, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse benefit determination and that a copy of such rule, guideline, protocol, or other similar criterion will be provided free of charge to the Claimant upon request;

(ii)       if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(iii)       the following statement: “You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor office and your State insurance regulatory agency.”

(e)       In addition to the definition contained in Paragraph L.4, a document, record, or other information shall be considered “relevant” to a Claimant’s claim if such document, record, or other information constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the Claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

N.       Income Tax Withholding. Distributions made under the Plan to any Participant or his or her Designated Beneficiary shall be subject to the income tax withholding rules set forth in Code Section 3405 and the Treasury Regulations promulgated thereunder.

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Any distribution of $200 or more that is an “eligible rollover distribution” within the meaning of Code Section 402 which is payable directly to a Participant or Beneficiary shall be subject to a mandatory 20% federal income tax withholding.

O.       Overpayment of Vested Interest. If a Participant or beneficiary is erroneously paid benefits greater than the Participant’s vested Accrued Benefit, the Committee may, in its sole discretion exercised in the best interests of the Participant and beneficiary, demand from the Participant or beneficiary repayment of such overpayment. If the Employee or beneficiary refuses to make repayment, the Committee may take legal action to recover the amount of the overpayment, plus interest, and costs of collection including reasonable attorneys’ fees. If the Participant returns to employment and the overpayment has not been repaid to the Plan, the Committee may offset the overpayment against future Plan benefits.

P.	Transfer to another Qualified Plan.

1.       If a Participant who is a distributee of any Eligible Rollover Distribution (as defined below) elects to have such distribution paid directly to an Eligible Retirement Plan and who specifies the Eligible Retirement Plan to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Eligible Retirement Plan, provided that such Eligible Retirement Plan accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Sections 402(c), 403(a)(4), 403(b)(8), and 457(e)(16)).

2.       “Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution; the portion of any other distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution that is reasonably expected to total less than $200 during a year. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includable in gross income. However, such portion may be transferred only to (i) an individual retirement account or annuity described in Code Section 408(a) or (b), (ii) a Roth individual retirement account or annuity described in Code Section 408A, (iii) a qualified trust described in Code Section 401(a), or (iv) an annuity contract described in Code Section 403(b), provided such trust, account, or annuity agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution that is includable in gross income and the portion of such distribution that is not so includable. A distribution will not fail to be an Eligible Rollover Distribution merely because it consists in whole or in part of a Participant’s Roth Employee Deferrals or Roth Rollover Contributions.

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3.       “Eligible Retirement Plan” shall mean an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), a qualified trust described in Code Section 401(a), or a Roth IRA described in Code Section 408A(b), that accepts the distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p). If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account, an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

4.       A Participant’s (i) Surviving Spouse and (ii) Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Code Section 414(p), are distributees with regard to the interest of the Surviving Spouse, Spouse, or former Spouse and shall have the same rights as a Participant to make a transfer in accordance with this Paragraph P as to the interest of the Surviving Spouse, Spouse, or former Spouse. A distributee includes the Participant’s or former Participant’s non-spouse Beneficiary, in which case the distribution can only be transferred to a traditional or Roth individual retirement account established on behalf of the non-spouse Beneficiary for the purpose of receiving the distribution.

5.       If a nonspouse Beneficiary who is a distributee of any Eligible Rollover Distribution (i) elects to have such distribution paid directly to an individual retirement plan described in Code Sections 408(a) or 408(b) that is established for the purpose of receiving the distribution on behalf of a designated Beneficiary (as defined in Code Section 401(a)(9)(E)) who is a nonspouse Beneficiary (a “Nonspouse IRA”) and (ii) specifies the Nonspouse IRA to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Nonspouse IRA, provided that such Nonspouse IRA accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Section 402(c)). The direct rollover must be made to a Nonspouse IRA on behalf of the designated Beneficiary that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11). A non-spouse beneficiary may not roll over an amount that is a required minimum distribution, as determined under applicable Regulations and other Internal Revenue Service guidance. If the Participant dies before his or her required beginning date and the non-spouse Beneficiary rolls over to non-spouse IRA the maximum amount eligible for rollover, the Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Regulations Section 1.401(a)(9)-3, Q&A-4(c), in determining the required minimum distributions from the non-spouse IRA that receives the non-spouse beneficiary’s distribution.

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6.       A direct rollover of a distribution from a Participant’s Roth Employee Deferral Account or Roth Rollover Contribution Account will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c). The Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a Participant’s Roth Employee Deferral Account or Roth Rollover Contribution Account if the amount of the distributions that are Eligible Rollover Distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant’s Roth Employee Deferral Account or Roth Rollover Contribution Account is not taken into account in determining whether distributions from a Participant’s other Accounts are reasonably expected to total less than $200 per year. Eligible Rollover Distributions from a Participant’s Roth Employee Deferral Account or Roth Rollover Contribution Account and such Participant’s other Accounts are taken into account separately in determining whether the total amount of the Participant’s Account balances under the Plan exceed $1,000 for purposes of mandatory distributions from the Plan. Any provision of the Plan that allows a Participant to elect a direct rollover of only a portion of an Eligible Rollover Distribution, is applied by treating any amount distributed from the Participant’s Roth Employee Deferral Account and Roth Rollover Contribution Account as a separate distribution from any amount distributed from the Participant’s other Accounts in the Plan, even if the amounts are distributed at the same time.

7.       Despite any other provision of the Plan, the portion of any Eligible Rollover Distribution that does not consist of a Participant’s Roth Employee Deferral Account, Roth Rollover Contribution Account, or Roth Conversion Account may be transferred to such Participant’s Roth Conversion Account under this Plan as an in-Plan Roth conversion under Code Section 402A(c)(4), provided that an event has occurred under the Plan that triggers the Eligible Rollover Distribution (including, without limitation, under Paragraph A.2 of Article VI) and such Eligible Rollover Distribution otherwise meets the rollover requirements under the Code. In such case, such Participant’s Roth Conversion Account shall be deemed to be an Eligible Retirement Plan for the purposes of this Paragraph P. The Committee shall open and maintain a Roth Conversion Account for each Participant who makes a Roth conversion under this Paragraph. This Account shall be credited with such Participant’s Roth conversions, and it shall be credited or charged with the amounts allocable to it elsewhere in the Plan. Unless specifically stated (or the context requires) otherwise, references in the Plan to a Participant’s Roth Rollover Contribution Account shall include such Participant’s Roth Conversion Account. In addition to the Participant, a Surviving Spouse Beneficiary may make an in-Plan Roth conversion pursuant to this subparagraph.

Q.       Timing of Distributions. All distributions required under this Paragraph Q shall be determined and made in accordance with the Regulations under Code Section 401(a)(9) and the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G). The provisions of this Paragraph Q shall not be deemed to create any method of distribution not already provided for above in this Article VI.

1.       Limits on Distribution Periods. As of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods:

(a)       the life of the Participant;

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(b)       the joint lives of the Participant and a designated Beneficiary;

(c)       a period certain not extending beyond the life expectancy of the Participant; or

(d)        a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

2.       Death of Participant before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)       If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, then, except as provided in subparagraph 9 below, distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 73 (70½ for Participants born before July 1, 1949 and 72 for Participants born on or after July 1, 1949 and before January 1, 1951), if later.

(b)       If the Participant’s Surviving Spouse is not the Participant’s sole designated Beneficiary, then, except as provided in subparagraph 9 below, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)       If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)       If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse are required to begin, this subparagraph 2, other than subparagraph 2.(a), will apply as if the Surviving Spouse were the Participant.

For purposes of this subparagraph 2 and subparagraphs 6 and 7, unless subparagraph 2.(d) applies, distributions are considered to begin on the Participant’s required beginning date. If subparagraph 2.(d) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under subparagraph 2.(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under subparagraph 2.(a)), the date distributions are considered to begin is the date distributions actually commence.

3.       Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subparagraphs 4, 5, 6, and 7 of this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations.

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4.       Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(a)       the quotient obtained by dividing the Participant’s Account balance by the distribution period set forth in the Uniform Lifetime Table found in Section 1.401(a)(9)-9 of the Regulations, Q&A-2, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(b)       if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Regulations, Q&A-3, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

5.       Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this subparagraph 5 beginning with the first distribution calendar year and continuing up to, and including, the distribution calendar year that includes the Participant’s date of death.

6.       Death on or After Date Distributions Begin.

(a)       Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i)       The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)       If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iii)       If the Participant’s Surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

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(b)       No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

7.       Death before Date Distributions Begin.

(a)       Participant Survived by Designated Beneficiary. Except as provided in subparagraph 9, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in subparagraph 6.

(b)       No Designated Beneficiary. If the Participant dies before the date distribution begins and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)       Death of Surviving Spouse before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under subparagraph 2.(a), this subparagraph 7 will apply as if the Surviving Spouse were the Participant.

8.       Definitions.

(a)       Designated Beneficiary. The individual who is designated by the Participant (or the Participant’s Surviving Spouse) as the Beneficiary of the Participant’s interest under the Plan and who is the designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4 of the Regulations.

(b)       Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subparagraph 2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

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(c)       Life Expectancy. Life expectancy as computed by use of the Single Life Table found in Section 1.401(a)(9)-9, Q&A-1, of the Regulations.

(d)       Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)       5%-Owner. A Participant is treated as a 5%-Owner for purposes of this Section if such Participant is a 5%-Owner as defined in Code Section 416 at any time during the plan year ending with or within the calendar year in which such owner attains age 73 (70½ for Participants born before July 1, 1949 and 72 for Participants born on or after July 1, 1949 and before January 1, 1951). Once distributions have begun to a 5%-Owner under this Section, they must continue to be distributed, even if the Participant ceased to be a 5%-Owner in a subsequent year.

9.       Election to Apply Five-Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a designated Beneficiary, distributions to the designated Beneficiary are not required to begin by the date specified in subparagraph 2, but the Participant’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s Surviving Spouse is the Participant’s sole designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to either the Participant or the Surviving Spouse begin, this election will apply as if the Surviving Spouse were the Participant.

10.       Election to Allow Participants or Beneficiaries to Elect Five-Year Rule. Participants or Beneficiaries may elect on an individual basis whether the five-year rule or the life expectancy rule in subparagraph 2 and subparagraph 7 of the Plan applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under subparagraph 2, or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, Surviving Spouse’s) death. If neither the Participant nor Beneficiary makes an election under this Paragraph, distributions will be made in accordance with subparagraph 2 and subparagraph 7 and, if applicable, the elections in subparagraph 2 and subparagraph 3 above.

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11.       Waiver of RMDs. Notwithstanding any other provision of the Plan to the contrary, effective January 1, 2020, distributions otherwise required by Paragraph Q of Article VI of the Plan in accordance with Code Section 401(a)(9) in the 2020 calendar year (or by April 1, 2021 with respect to the 2020 calendar year) (“2020 RMDs”) shall be waived in accordance with section 2203 of the Cares Act, and IRS Notice 2020-51 or any subsequent IRS guidance. Notwithstanding any other provision of the Plan to the contrary, and solely for purposes of applying the direct rollover provisions of the Plan, if a Participant or Beneficiary received a 2020 RMD, such distribution shall be treated as an Eligible Rollover Distribution subject to Article VI of the Plan.

12.       Required Minimum Distributions if Participant Dies after December 31, 2019.

For distributions with respect to Participants who die after December 31, 2019, notwithstanding the foregoing, only an “Eligible Designated Beneficiary” may elect to take payments over their life expectancy (as if benefits to the Participant have not commenced), and any remaining Plan benefits following such Beneficiary’s death must be distributed by the end of the tenth (10th) year following the year of the Beneficiary’s death. All other Designated Beneficiaries must take their Plan benefits by the end of the tenth (10th) year following the year of the Participant’s death.

Moreover, if the Participant dies before such effective date, and the Designated Beneficiary dies on or after such date, any remaining Plan benefits following such Beneficiary’s death must be distributed by the end of the tenth (10th) year following the year of the Beneficiary’s death.

For this purpose, an “Eligible Designated Beneficiary” means, with respect to any Participant, any Designated Beneficiary who is (1) the Surviving Spouse of the Participant, (2) a child of the Participant who has not reached majority as defined in Code Section 401(a)(9)(F) (until the child reaches majority (or death, if earlier)), and thereafter payments must be distributed by the end of the tenth (10th) year following the year the child reaches majority (or death, if earlier)), (3) disabled within the meaning of Code Section 72(m)(7), (4) a chronically ill individual within the meaning of Code Section 7702B(c)(2), where the period of inability is an indefinite one which is reasonably expected to be lengthy in nature, or (5) any other individual who is not more than ten (10) years younger than the Participant. There are also special rules for an applicable multi-beneficiary trust pursuant to Code Section 401(a)(9)(H)(iv) and (v), which has more than one beneficiary and at least one of the beneficiaries is disabled or chronically ill (as defined above).

13.       QLAC. For all purposes of this Paragraph P, the benefit used in determining the required minimum distribution for a distribution calendar year is the Participant’s Account balance, excluding the value of any qualifying longevity annuity contract (“QLAC”), as defined in Q&A-17 of Regulation Section 1.401(a)(9)-6, that is held under the Plan. This subsection applies only to contracts purchased on or after July 2, 2014.

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VII.	DESIGNATED BENEFICIARIES.

Each Participant may name a Designated Beneficiary or Designated Beneficiaries to receive his or her death benefits by completing a form acceptable to the Committee. Participants shall have the right at any time to revoke such designation or to substitute another Designated Beneficiary or Designated Beneficiaries. If at the death of a Participant or a Designated Beneficiary, the name of a Designated Beneficiary is not on file with the Committee, the Participant shall be deemed to have named the following Designated Beneficiary or Designated Beneficiaries, in order of priority:

1.       The Surviving Spouse;

2.       The Participant’s surviving issue, per stirpes;

3.       The Participant’s surviving parents, in equal shares;

4.       The Participant’s estate.

The determination of the Committee as to which persons, if any, qualify within the aforementioned categories shall be final and conclusive upon all persons; provided, however, that the Committee may not make any determination which would infringe upon a Surviving Spouse’s rights under REACT.

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VIII.	LIFE INSURANCE POLICIES.

The purchase of life insurance policies shall not be permitted under this Plan.

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IX.	TRUST.

A.       Payment of Contributions. All contributions under this Plan shall be paid to the Trustee to be held in trust under a Trust Agreement executed by the Sponsoring Employer and the Trustee, which Trust Agreement shall be incorporated herein by this reference.

B.        Directed Participant Accounts. Each Participant and Inactive Participant shall have the right and power to direct the investment of his or her Accounts by instruction to the Employer. The instructions shall be in writing on forms acceptable to the Employer. The power to direct investments shall be limited to the options selected by the Committee in their sole discretion. The Committee may authorize a Participant to segregate a portion of his or her Accounts into individually directed accounts which may be invested by the Participant in accordance with the policies and procedures established by the Committee. Except with respect to limitations imposed on an Insider by Federal securities laws pertaining to Employer Stock, a Participant or Inactive Participant may change investments in accordance with the policies and procedures established by the Committee. For purposes of the Plan, “Insider” means any person required to file with the Securities and Exchange Commission statements of beneficial ownership of securities of Royal Bank of Canada and changes therein, under Section 16(a) of the Securities Exchange Act of 1934.

The Committee shall have the sole discretion to add, delete or substitute investment options, such as the Royal Bank of Canada Common Stock Fund, without further amendments to this Plan or its Trust Agreement, provided such options do not include the power to invest in “collectibles” as defined in Code Section 408(m). Notice shall be given to Participants within a reasonable time after the adoption by the Committee of any changes in investment options. Inactive Participants shall have the sole responsibility for keeping the Committee informed of their current addresses for the Committee’s use in informing such Inactive Participants of any changes in investment options.

C.       Dividends. Dividends, interest, and other distributions received on the assets held by the Trustee in respect of the Investment Funds shall be reinvested in the respective fund except for dividends allocated to the Account of any Participant invested in Employer Stock or, if applicable, his or her Beneficiary, who elected to have such dividends distributed by the Plan in cash. The reinvestment of such dividends shall be treated as an irrevocable election by the Participant or, if applicable, his or her Beneficiary, as to the dividend in question. A Participant or, if applicable, his or her Beneficiary, shall be fully vested in such dividends. The election to receive dividends in cash shall be made in the time and manner prescribed by the Plan administrator; provided, however, a Participant must be given a reasonable opportunity before a dividend is paid in which to make an election, and a Participant must have a reasonable opportunity to change a dividend election at least annually.

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X.	THE ADMINISTRATIVE COMMITTEE.

A.       Committee Membership. The Sponsoring Employer shall appoint an administrative Committee of one or more persons, at least one of whom may be an officer or involved in management of the Sponsoring Employer; provided, further, that the Committee may be comprised of members of the Board, and the Sponsoring Employer may designate its Board to serve as the Committee as the same may be constituted from time to time. The Sponsoring Employer shall certify to the Trustee the names and specimen signatures of the members of the Committee. The Committee shall serve at the pleasure of the Sponsoring Employer and any members of the Committee may resign by written instrument addressed to the Sponsoring Employer and may be removed by the Sponsoring Employer with or without cause. While a vacancy exists, the remaining member(s) of the Committee may perform any act which the Committee is authorized to perform.

B.       Named Fiduciary and Plan Administration. The Sponsoring Employer is the named fiduciary, administrator of the Plan, and agent to receive service for legal process and, except as otherwise provided for herein, shall have the authority to control and manage the operation and administration of the Plan. The Committee, as agent for the administrator and subject to the administrator’s approval, shall make such rules, regulations, interpretations and computations and shall take such other action to administer the Plan as the Committee may deem appropriate in its sole discretion. The Committee shall administer the Plan in a nondiscriminatory manner consistent with the requirements of Code Section 401(a). The Committee shall resolve by majority vote all questions involving the interpretation, application and administration of the Plan. The Committee’s resolution of such questions shall be final and binding upon the Participants, their Beneficiaries, and the successors, assigns, heirs and personal representatives of any of them. Subject to the provisions of Paragraph B of Article X and the Committee’s right to delegate responsibility as set forth in the Trust, the Committee shall direct the investment of the assets of the Trust by written direction to the Trustee.

C.      Compensation. The members of the Committee shall receive no compensation for acting as such, but the Employer shall reimburse the Committee for all necessary and proper expenses incurred in administering this Plan.

D.      Delegation of Duties. The Committee may, from time to time, allocate to one or more of its members and may delegate to other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan. Any such allocation and delegation of responsibilities shall be reviewed at least annually by the Committee and shall be revocable upon such notice as the Committee, in its sole discretion, deems reasonable and prudent under the circumstances. The Committee, on its own behalf or on behalf of the Trustee, may employ such persons or organizations to render advice or perform services with respect to responsibilities of the Committee under the Plan as the Committee, in its sole discretion, determines to be necessary and appropriate; provided, however, that the Committee must employ an enrolled actuary to perform the actuarial functions, if any, required by ERISA. Such persons or organizations may include, without limitation, attorneys, accountants and financial and administrative consultants.

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All or any portion of the expenses incurred for the administration of the Plan shall be borne by the Employer, if it so elects, and if the Employer does not so elect, such expenses shall be borne by the Trust. Expenses incurred for the administration of the Plan shall be deemed a liability of the Plan until such time as the expenses are paid by the Plan either as direct payments to the service providers or as reimbursements to the Employer in cases where the Employer has directly paid the service providers; provided, however, that reimbursements paid to the Employer must occur by the last day of the Plan Year during which such services were performed or the Employer paid such expenses, whichever is later. The Committee, in the Committee’s sole discretion, shall determine whether each such expense shall be allocated pro rata or per capita to Participants’ Accounts, and whether such a charge shall be allocated directly to the Accounts of the affected Participant. The expense of maintaining errors and omissions liability insurance, if any, covering members of the Committee, the Trustee, or any other Fiduciary shall be paid by the Employer.

E.      Funding Policy. Unless this Plan provides for Participant Directed Accounts, in order to properly carry out the funding policy of this Plan and the Trust, the Committee shall meet periodically to implement a funding policy and method to carry out the Plan’s objectives. In this regard, the Committee shall take into account the Plan’s short and long term financial needs, and the Committee shall timely communicate directions to the fiduciary responsible for managing the investments so that the investment policy can be appropriately coordinate with the Plan needs. The funding policy, as established and amended from time to time, shall be stated to the fiduciary (and each Investment Manager) in order that the fiduciary (and each Investment Manager) may coordinate the investment policies of the Trust with such funding policy.

F.      Bonding of Fiduciaries. The Committee shall be responsible for seeing that every fiduciary of the Plan and Trust and every person who handles Trust assets shall be bonded to the extent required by the provisions of Section 412 of ERISA. The cost of such bond shall be paid by the Trustee out of Trust assets, upon direction of the Committee, if the cost thereof shall not be timely paid by the Employer.

G.      Action by Committee Members. If the Committee is comprised of more than one member, any one member may execute any form, document or other paper on behalf of the Committee and thereby bind the Committee, if the Board or the other Committee members unanimously delegate such authority in writing. If the Committee is comprised of more than one member, a simple majority of its members may execute any forms, documents or other papers on behalf of the Committee and thereby bind the Committee.

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XI.	AMENDMENT AND TERMINATION; RETURN OF EMPLOYER CONTRIBUTIONS; PARTICIPATING EMPLOYERS.

A      . Amendment. The Board or the Committee may amend this Plan, at any time and from time to time, in all or in part, including without limitation, retroactive amendments or amendments advisable to qualify this Plan and the Trust under the provisions of Code Section 401(a), provided that the Committee may not amend the Plan in any manner that would materially increase the cost of the Plan to the Sponsoring Employer. However, no such amendment shall (a) reduce the Accrued Benefit of any Participant to the date the amendment is adopted, except to the extent that a reduction may be permitted or required by ERISA and the Code or (b) divert any part of the Trust assets to purposes other than for the exclusive benefit of the Participants, retired Participants or their joint annuitants or Beneficiaries who have an interest in the Plan or for the purpose of defraying reasonable expenses of administering the Plan. Further, no amendment of the Plan shall alter, change or modify the duties, powers or liabilities of the Trustee without its consent, or permit any part of the Trust to be used to pay premiums or contributions of the Employer under any other plan maintained by the Employer for the benefit of its Employees.

B.       Termination or Partial Termination or Complete Discontinuance of Contributions. The Employer has established the Plan with a bona fide intention and expectation that it will be able to make contributions indefinitely. Nevertheless, the Employer is not and shall not be under any obligation or liability whatsoever to continue making contributions or to maintain the Plan for any given length of time. The Employer may in its sole and exclusive discretion discontinue such contributions, or terminate or partially terminate the Plan in accordance with its provisions, the Code and ERISA, if applicable, at any time without any liability whatsoever for any such discontinuance, termination or partial termination. If the Plan shall be terminated, partially terminated or the contributions of the Employer shall be completely discontinued, the rights of all affected Participants in their Accrued Benefits shall thereupon become fully vested and nonforfeitable notwithstanding any other provisions of this Plan. However, the Trust shall continue until all Participants’ Accounts have been completely distributed to or for the benefit of the Participants or their Designated Beneficiaries in accordance with this Plan, unless the Board specifies in writing that distributions shall occur as a result of such Plan termination.

Notwithstanding the foregoing, in the event the Plan is terminated, the administrative Committee shall remain in existence and all of the provisions of the Plan which in the opinion of said Committee are necessary to effectuate the termination of the Plan and the administration and distribution of Plan benefits shall remain in force. In addition, the Board of Directors and the Committee reserve the right to further amend or modify the Plan, including the adoption of any retroactive amendments or modifications, to the extent necessary or desirable to effectuate the termination of the Plan or if necessary or appropriate to qualify or maintain the Plan and the Trust Fund as a plan and trust meeting the requirements of Code Sections 401(a) and 501(a) or any other applicable law (including ERISA) and the Regulations issued thereunder, and any amendment necessary or advisable to conform the Plan to prior administrative practice shall be retroactive.

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C.       Return of Employer Contributions. Except as provided below, the assets of the Plan and Trust shall never inure to the benefit of the Employer and the same shall be held for the exclusive purpose of providing benefits to Participants and their Designated Beneficiaries and defraying reasonable expenses of administering the Plan and Trust. The sole exceptions to the foregoing are as follows:

1.       Mistake of Fact. If a contribution is made by the Employer by a mistake of fact, the Trustee shall, on written direction of the Committee, return such contribution to the Employer, provided such return of contribution is made within one year after the payment of such contribution.

2.       Deductibility. Employer contributions shall be conditioned upon the deductibility of such contributions under Section 404 of the Code. If such deductions are disallowed, then such contributions (to the extent disallowed) shall be returned to the Employer no later than one year after the final disallowance of the deductions.

3.       Suspense Accounts. If, upon termination of the Plan, there remain Trust assets held in suspense accounts because of the application of Section 415 of the Code, the Trustee shall return such assets to the Employer.

D.       Procedure for Adoption and Withdrawal by Participating Employers.

1.       Adoption of the Plan. Any member or future member of the Controlled Group, which is not already a Participating Employer under this Plan may, with the consent and approval of the Sponsoring Employer, adopt this Plan as a Participating Employer for all or any classification of persons in its employ. The adoption of this Plan by a Participating Employer shall be effected by resolution of its board of directors or other written instrument if the Participating Employer is unincorporated no later than the last day of the remedial amendment period described in Code Section 401(b) with respect to any Plan Year. Such resolutions may contain such specific changes and variations to the Plan as may be acceptable to the Sponsoring Employer. It shall not be necessary for any adopting Participating Employer to formally execute the Plan or Trust as then in effect. As to the Participating Employer, the Effective Date of the Plan shall be stated in its resolutions, and it shall assume all the rights, obligations and liabilities of a Participating Employer under the Plan and Trust.

2.       Withdrawal from the Plan. At any time, a Participating Employer, by resolution of its board of directors and notice to the Sponsoring Employer and Trustee, may withdraw from participation under the Plan. A withdrawing Participating Employer may arrange for the continuation of this Plan and Trust in a separate form for its own employees. The withdrawing Participating Employer may arrange for continuation of the Plan and Trust by merger with an existing plan and trust and may request, subject to the Sponsoring Employer’s consent, the transfer to such plan and trust of all Trust assets representing the benefits of its employees.

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3.       Continued Qualification of the Plan. The Sponsoring Employer may request a determination from the appropriate District Director of Internal Revenue Service to the effect that the Plan and Trust as adopted (and amended, as the case may be) by the Participating Employer continues to meet the requirements of tax-qualified status. If such determination is denied, the adoption by the Participating Employer shall become void and inoperative and any contributions made by or for the Participating Employer shall be promptly refunded by the Trustee. Furthermore, if the Plan or the Trust in its operation becomes disqualified under the Code for any reason because of the Plan’s adoption by any Participating Employer, the portion of the Trust allocable to the employees of such Participating Employer shall be segregated as soon as is administratively feasible, pending the:

(a)       Correction of the conditions which caused the Plan’s disqualification to the satisfaction of the Internal Revenue Service; or

(b)       Re-qualification of the Plan; or

(c)       Withdrawal of such Participating Employer from the Plan and a continuation by itself or its successor of a separate qualified plan, or by merger with another existing qualified plan; or

(d)       Termination of the Plan and Trust as to such Participating Employer and its Employees.

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XII.	STANDARD OF CONDUCT OF FIDUCIARIES.

Each member of the Board and of the Committee and any other person to whom any fiduciary responsibility with respect to the Plan or Trust is allocated or delegated shall discharge his or her duties and responsibilities with respect to the Plan or Trust in accordance with the standards set forth in Section 404(a)(1) of ERISA, which provides:

“subject to the sections 403(c) and (d), 4042, and 4044, a fiduciary shall discharge his or her duties with respect to a plan solely in the interest of the participants and beneficiaries and

(A)       For the exclusive purpose of:

(i)	Providing benefits to participants and their beneficiaries; and

(ii)	defraying reasonable expenses of administering the plan;

(B)	With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(C)	By diversifying the investments of the plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

(D)	In accordance with the documents and instruments governing the plan insofar as such documents and instruments are consistent with the provisions of this title.”

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XIII.	MERGERS, CONSOLIDATIONS AND TRANSFERS OF ASSETS.

If this Plan and its Trust merges or consolidates with, or transfers its assets or liabilities to, any other qualified plan of deferred compensation, no Participant shall, solely on account of such merger, consolidation or transfer, be entitled to a benefit on the date following such event which is less than the benefit to which he or she was entitled on the date preceding such event, such benefits to be determined as if the Plan had terminated on the date preceding such event (except that there shall be no grant of full vesting).

1.       If the assets of this Plan are merged with and into any other qualified defined contribution plan, or if the assets of any other qualified defined contribution plan are merged with and into this Plan, all unallocated forfeitures held within this Plan’s Trust Fund shall be allocated to Participants who are employed on the date of the merger in the same ratio as each Participant’s Compensation bears to the total of all Participants’ Compensation. For purposes of the allocation, Compensation shall be limited to Compensation from the first day of the Plan Year during which the merger occurs to the date of the merger.

2.       If the assets of this Plan are merged with and into any other qualified defined contribution plan, or if the assets of any other qualified defined contribution plan are merged with and into this Plan, there shall be an interim valuation date on the date of the merger to determine the fair market value of all assets held in this Plan’s Trust Fund. As of such interim valuation date, net earnings, gains or losses shall be allocated to the respective Accounts of the Participants under this Plan in the same ratio as each of the respective Accounts of each Participant bears to the total of the respective Accounts of all Participants. Participants who have terminated employment but whose Accounts remain in the Trust Fund shall participate in such interim valuation.

3.       If the assets of any other qualified defined contribution plan are merged with and into this Plan, the Committee shall hold and maintain such assets in separate bookkeeping accounts which shall be known as Transfer Accounts. Additionally, all rights derived from the terms and conditions of the transferor plan which are protected pursuant to Code Section 411(d)(6) prior to the merger shall be protected after the merger in the above Transfer Accounts.

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XIV.	MISCELLANEOUS.

A.      Limitation of Rights and Employment Relationship. Neither the establishment of the Plan and Trust nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Employer or the Trustee except as provided in the Plan and Trust Agreement; and in no event shall the terms of employment of any. Employee or Participant be modified or in any way be affected by the provisions of the Plan or Trust Agreement.

B.      Payments to Missing Persons. If the Trustee is unable to effect delivery of any distribution to the person entitled to receive it or, upon such person’s death, to such person’s personal representative, it shall so advise the Committee and the Committee shall give written notice to such person at his or her last known address as shown in the Employer’s records. If such person or his or her personal representative shall not have presented himself or herself to the Employer after one (1) year from the date of mailing such notice, then the same shall be forfeited. Such forfeitures shall be allocated in the same manner as other forfeitures as set forth in Article IV.D.1. A missing Participant’s vested Accrued Benefit shall be reinstated if a claim is later made by the Participant or Beneficiary of the Participant for the forfeited benefit and such claim is approved by the Committee.

C.      Spendthrift Provisions. Other than loans to Participants as described in Paragraph H of Article VI, neither the Employer nor the Trustee shall recognize any transfer, mortgage, pledge, hypothecation, order or assignment by any Participant or Beneficiary of all or any part of his or her interest under the Plan and Trust. Any attempt by a Participant or Beneficiary to assign, alienate, sell, transfer, pledge or encumber his or her benefits shall be void. A Participant’s or Beneficiary’s interest shall not be subject in any manner to transfer by operation of law, and shall be exempt from the claims of creditors or other claimants (including but not limited to, debts, contracts, liabilities or torts) from all orders, decrees, levies, garnishments and/or executions and other legal or equitable process or proceedings against such Participant or Beneficiary to the full extent which may be permitted by law.

Notwithstanding the foregoing, this Paragraph C shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order.

D.      Indemnification. The Sponsoring Employer shall indemnify and hold harmless the members of the Board of Directors and the Committee to whom any fiduciary responsibility with respect to the Plan is allocated or delegated, along with any officer or employee of a Participating Employer carrying out any directions of a Participant or the Committee under the terms of the Plan, from and against any and all liabilities, costs, and expenses incurred by any such persons as a result of any act or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and under ERISA, other than such liabilities, costs and expenses as may result from the bad faith or criminal acts of such persons.

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E.     Applicable Laws; Severability. The provisions of the Plan shall be construed and enforced according to ERISA and the Code and, to the extent applicable, according to the laws of the state in which the Sponsoring Employer maintains its principal place of business; provided, further, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified employees’ profit sharing plan within the meaning of the Code. In addition, the provision of this Plan shall be operated, construed and enforced only in compliance with applicable federal and state securities law and regulations. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

F.	Special Requirements for USERRA.

1.       Despite any other provision of the Plan, an Employee re-employed under Chapter 43 of Title 38, United States Code (“USERRA”) shall not incur a Break-in-Service by reason of such Employee’s period of Qualified Military Service.

2.       Each period of Qualified Military Service served by an Employee shall, upon re-employment under USERRA with the Employer, constitute service with the Employer for the purpose of determining the nonforfeitability of the Employee’s accrued benefits under the Plan and for the purpose of determining the accrual of benefits under the Plan.

3.       An Employee re-employed under USERRA shall be entitled to accrued benefits that are contingent on the making of, or derived from, employee contributions or Employee Deferrals only to the extent the Employee makes payment to the Plan with respect to such contributions or deferrals. No such payment may exceed the amount the Employee would have been permitted or required to contribute had the Employee remained continuously employed by the Employer throughout the period of Qualified Military Service. Any payment to the Plan shall be made during the period beginning on the date of re-employment and whose duration is three times the period of the Qualified Military Service (but not greater than five years).

4.       In the case of a Participant who dies while performing Qualified Military Service, the survivors of such Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed employment and then immediately terminated employment on account of death.

5.       If an individual on Qualified Military Service receives a differential wage payment, (i) he or she shall be treated as an Employee of the Employer making the payment, (ii) the differential wage payment shall be treated as Compensation, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit that is based on the differential wage payment, provided, however, in the case of clause (iii) above, the special nondiscrimination requirements of Code Section 414(u)(12)(C) are met. The special distribution rule of Code Section 414(u)(12)(B) shall also apply. For purposes of the foregoing, “differential wage payment” shall have the meaning given such term by Code Section 3401(h)(2). The receipt by an individual of a differential wage payment shall not affect any determination of whether such person has had a termination of employment for other purposes of the Plan.

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6.       An Employee whose employment is interrupted by Qualified Military Service, or who is on a leave of absence for Qualified Military Service, may elect to make additional Employee Deferrals upon resumption of employment with the Employer equal to the maximum (or such lesser amount elected by the Employee) Employee Deferrals that the Employee could have elected during that period if the Employee’s employment with the Employer had continued (at the same level of Compensation) without the interruption or leave, reduced by the Employee Deferrals, if any, actually made for the Employee during the period of the interruption or leave. Except to the extent provided under Code Section 414(u), this right applies for five years following the resumption of employment (or, if sooner, for a period equal to three times the period of the interruption or leave). In addition, the Employer shall make a Safe Harbor Matching Contribution with respect to any additional Employee Deferrals made pursuant to the foregoing that would have been required under the Plan had such additional Employee Deferrals been made during the period of Qualified Military Service.

7.       If so elected by the Committee, Participant loan repayments may be suspended as permitted under Code Section 414(u)(4).

8.       For purposes of this Section, “Qualified Military Service” shall mean any service in the uniformed services (as defined in USERRA) by any Employee if such Employee is entitled to re-employment rights under USERRA with respect to such service.

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The Sponsoring Employer has executed this Plan on the date(s) indicated below, to be effective as set forth therein.

SPONSORING EMPLOYER:

CITY NATIONAL BANK

Dated:	December 30, 2024	By:	/s/ Scott Johnson

		Its:	SVP Benefits

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